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                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                               FINANCING AGREEMENT

                           Dated as of August 13, 2003

                                  by and among

                           ATP OIL & GAS CORPORATION,
                                  as Borrower,

          AND EACH SUBSIDIARY OF THE BORROWER LISTED AS A GUARANTOR ON
                          THE SIGNATURE PAGES HERETO,
                                 as Guarantors,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                               ABLECO FINANCE LLC,
                  as Administrative Agent and Collateral Agent,

                                       and

                           WELLS FARGO FOOTHILL, INC.,
                                as Funding Agent

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS; CERTAIN TERMS...........................................2
   Section 1.01   Definitions..................................................2
   Section 1.02   Terms Generally.............................................29
   Section 1.03   Accounting and Other Terms..................................30
   Section 1.04   Time References.............................................30

ARTICLE II THE LOANS..........................................................30
   Section 2.01   Commitments.................................................30
   Section 2.02   Making the Loans............................................32
   Section 2.03   Repayment of Loans; Evidence of Debt........................35
   Section 2.04   Interest....................................................35
   Section 2.05   Reduction of Commitment; Prepayment of Loans................37
   Section 2.06   Fees........................................................40
   Section 2.07   Securitization..............................................40
   Section 2.08   Taxes.......................................................41

ARTICLE III LETTERS OF CREDIT.................................................43
   Section 3.01   Letter of Credit Guaranty...................................43
   Section 3.02   Participations..............................................45
   Section 3.03   Letters of Credit...........................................46

ARTICLE IV FEES, PAYMENTS AND OTHER COMPENSATION..............................47
   Section 4.01   Audit and Collateral Monitoring Fees........................47
   Section 4.02   Payments; Computations and Statements.......................47
   Section 4.03   Sharing of Payments, Etc....................................48
   Section 4.04   Apportionment of Payments...................................48
   Section 4.05   Increased Costs and Reduced Return..........................50

ARTICLE V CONDITIONS TO LOANS.................................................51
   Section 5.01   Conditions Precedent to Effectiveness.......................51
   Section 5.02   Conditions Precedent to All Loans and Letters of Credit.....56

ARTICLE VI REPRESENTATIONS AND WARRANTIES.....................................57
   Section 6.01   Representations and Warranties..............................57

ARTICLE VII COVENANTS OF THE LOAN PARTIES.....................................67
   Section 7.01   Affirmative Covenants.......................................67
   Section 7.02   Negative Covenants..........................................82
   Section 7.03   Financial Covenants.........................................89

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ARTICLE VIII MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND
             OTHER COLLATERAL.................................................92
   Section 8.01   Collection of Accounts Receivable; Management of
                  Collateral..................................................92
   Section 8.02   Accounts Receivable Documentation...........................94
   Section 8.03   Status of Accounts Receivable and Other Collateral..........94
   Section 8.04   Collateral Custodian........................................95

ARTICLE IX EVENTS OF DEFAULT..................................................95
   Section 9.01   Events of Default...........................................96

ARTICLE X AGENTS..............................................................99
   Section 10.01  Appointment.................................................99
   Section 10.02  Nature of Duties...........................................100
   Section 10.03  Rights, Exculpation, Etc ..................................101
   Section 10.04  Reliance...................................................102
   Section 10.05  Indemnification............................................102
   Section 10.06  Agents Individually........................................102
   Section 10.07  Successor Agent............................................102
   Section 10.08  Collateral Matters.........................................103
   Section 10.09  Agency for Perfection......................................104

ARTICLE XI MISCELLANEOUS.....................................................104
   Section 11.01  Notices, Etc...............................................104
   Section 11.02  Amendments, Etc............................................106
   Section 11.03  No Waiver; Remedies, Etc...................................107
   Section 11.04  Expenses; Taxes; Attorneys' Fees...........................107
   Section 11.05  Right of Set-off...........................................108
   Section 11.06  Severability...............................................109
   Section 11.07  Assignments and Participations.............................109
   Section 11.08  Counterparts...............................................111
   Section 11.09  GOVERNING LAW..............................................112
   Section 11.10  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE......112
   Section 11.11  WAIVER OF JURY TRIAL, ETC..................................113
   Section 11.12  Consent by the Agents and Lenders..........................113
   Section 11.13  No Party Deemed Drafter....................................113
   Section 11.14  Reinstatement; Certain Payments............................113
   Section 11.15  Indemnification............................................113
   Section 11.16  Records....................................................115
   Section 11.17  Binding Effect.............................................115
   Section 11.18  Interest...................................................115
   Section 11.19  Confidentiality............................................116
   Section 11.20  No Novation................................................117
   Section 11.21  Dutch Security Agreement...................................117
   Section 11.22  Integration................................................118

                                     - ii -

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                              SCHEDULE AND EXHIBITS
                              ---------------------

Schedule 1.01(A)      Lenders and Lenders' Commitments
Schedule 5.01(d)(vi)  UCC, Mortgages and Other Documents Assigned
Schedule 6.01(e)      Capitalization; Subsidiaries
Schedule 6.01(f)      Litigation; Commercial Tort Claims
Schedule 6.01(o)      Real Property
Schedule 6.01(q)      Operating Lease Obligations
Schedule 6.01(r)      Environmental Matters
Schedule 6.01(s)      Insurance and Bonds
Schedule 6.01(v)      Bank Accounts
Schedule 6.01(w)      Intellectual Property
Schedule 6.01(x)      Material Contracts
Schedule 6.01(cc)     Name; Jurisdiction of Organization; Organizational
                      ID Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 6.01(dd)     Oil and Gas Imbalances
Schedule 6.01(ee)     Tradenames
Schedule 6.01(ff)     Collateral Locations
Schedule 6.01(hh)     Hedging Agreements
Schedule 7.02(a)      Existing Liens
Schedule 7.02(b)      Existing Indebtedness
Schedule 7.02(e)      Existing Investments
Schedule 7.02(k)      Limitations on Dividends and Other Payment Restrictions
Schedule 8.01         Collection Accounts and Collection Account Banks

                                       iii

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Exhibit A             Form of Guaranty
Exhibit B             Form of Security Agreement
Exhibit C             Form of Pledge Agreement
Exhibit D             Form of Notice of Borrowing
Exhibit E             Form of Borrowing Base Certificate
Exhibit F             Form of Opinion of Counsel
Exhibit G             Form of Assignment and Acceptance
Exhibit PV-10         PV-10 Calculation

                                       iv

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                 SECOND AMENDED AND RESTATED FINANCING AGREEMENT

          Second Amended and Restated Financing Agreement, dated as of August 13, 2003, by and among ATP Oil & Gas Corporation, a Texas corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors" and, together with the Borrower, each a "Loan Party" and collectively, the "Loan Parties"), each of the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent and administrative agent for the Lenders (in such capacity, the "Collateral Agent" or the "Administrative Agent"), and Wells Fargo Foothill, Inc., a California corporation ("Foothill"), as funding agent for the Lenders (in such capacity, the "Funding Agent" and together with the Collateral Agent and the Administrative Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

          WHEREAS, the Borrower and the Existing Lenders (as hereafter defined) are parties to the Existing Credit Agreement (as hereafter defined), pursuant to which from time to time the Existing Lenders have extended credit to the Borrower;

          WHEREAS, the Borrower has asked the Agents to arrange, and for the Lenders to extend, credit to the Borrower on the terms and conditions set forth in this Second Amended and Restated Financing Agreement through: (i) the purchase of the Existing Indebtedness (as hereafter defined) from the Existing Lenders, including the assignment to, and the assumption by, the Lenders of all of the rights and obligations of the Existing Lenders under the Existing Credit Agreement and the assignment to the Agents and the Lenders, of all rights of the Existing Lenders under the Existing Credit Agreement and related loan documents in the collateral securing the Existing Indebtedness, such Existing Indebtedness to remain outstanding from and after the date of such purchase as a loan subject to the terms and conditions of this Second Amended and Restated Financing Agreement and (ii) the making of additional loans on and after the date of such purchase consisting of three revolving credit facilities in an aggregate principal amount not to exceed the Total Revolving Credit Commitment (as hereafter defined), including a subfacility under the revolving A credit facility for the issuance and/or guarantee of letters of credit in an aggregate amount not to exceed the L/C Subfacility (as hereafter defined), all on the terms and conditions of this Second Amended and Restated Financing Agreement;

          WHEREAS, the proceeds of the loans made under the revolving credit facilities and the letters of credit will be used by the Borrower (i) to purchase the Existing Indebtedness, (ii) to refinance the indebtedness under the Subordinated Note Documents (as hereafter defined), (iii) to pay fees and expenses related to this Second Amended and Restated Financing Agreement and the other Loan Documents (as hereafter defined), (iv) to fund general working capital of the Borrower and (v) subject to certain conditions set forth in this Agreement, to fund general working capital of the Borrower's foreign subsidiaries to develop certain of their respective oil and gas properties; and

                                        1

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          WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower and are willing to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree that the Existing Credit Agreement shall be amended and restated as follows:

                                    ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Ableco" has the meaning specified therefor in the preamble hereto.

          "Acceptable Hedging Agreement" means any Hedging Agreement (i) with a Loan Party or any of its Affiliates or (ii) (a) with a counterparty reasonably acceptable to the Agents, (b) pursuant to an agreement the terms of which are reasonably acceptable to the Agents and (c) with arrangements which are otherwise reasonably acceptable to the Agents.

          "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

          "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

          "Action" has the meaning specified therefor in Section 11.12.

          "Administrative Agent" has the meaning specified therefor in the preamble hereto.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

          "After Acquired Property" has the meaning specified therefor in
Section 7.01(n).

          "Agent" has the meaning specified therefor in the preamble hereto.

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          "Agent Advances" has the meaning specified therefor in Section
10.08(a).

          "Agent Reserves" has the meaning specified therefor in the definition of "Borrowing Base" set forth in this Section 1.01.

          "Agreement" means this Second Amended and Restated Financing Agreement, including, without limitation, all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Assignment Documents" means the Assignment and Assumption, dated as of the Effective Date, the Resignation and Appointment Agreement, dated as of the Effective Date, and each assignment or other similar agreement, document or instrument entered into between or among the Agents and the Lenders, on the one hand, and the Existing Lenders, on the other hand, in connection with the purchase of the Existing Indebtedness from the Existing Lenders, including, without limitation, the assignments of the Mortgages related to the real property owned by the Loan Parties and UCC assignments with respect to the Liens filed by the Existing Lenders pursuant to the Existing Credit Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit G hereto or such other form acceptable to the Collateral Agent.

          "ATP Netherlands" means ATP Oil and Gas (Netherlands) B.V., a business corporation formed under the laws of The Netherlands.

          "ATP UK" means ATP Oil and Gas (UK) Ltd., a private limited company formed under the laws of England and Wales.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive or senior vice president, or any other employee of such Person.

          "Availability" means, at any time, the difference between (a)(i) the lesser of (A) the Borrowing Base and (B) the Total Revolving Credit Commitment minus (ii) the sum of (A) the aggregate outstanding principal amount and (b) the aggregate amount, if any, of all trade payables of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) aged in excess of historical levels.

          "Bank" means JPMorgan Chase Bank, its successors or any other bank designated by the Administrative Agent to the Borrower from time to time.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et seq.), as amended, and any successor statute.

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          "Basis Differential" means, in the case of any Oil and Gas Property, the difference between the NYMEX futures contract prices and the sales prices at the delivery point where the gas or oil, as the case may be, produced by such Oil and Gas Property, is sold.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 65% of the PV-10 of the Proved Developed Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders (other than as to priority solely in respect of any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), (ii) 45% of the PV-10 of the Proved Developed Non-Producing Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders (other than as to priority solely in respect of any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable),
(iii) 20% of the PV-10 of the Proved Undeveloped Reserves of the Borrower that are located in the United States and subject to a Mortgage and UCC financing statements, that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders (other than as to priority solely in respect of any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable); each as set forth on the Borrowing Base Certificate most recently delivered by the Borrower to the Agents pursuant to
Section 7.01(a)(viii), provided, however, that the aggregate value attributable to clause (iii) above shall not exceed the lesser of (x) 25% of the Borrowing Base (without adding the value attributable to clause (iii) above), and (y) $20,000,000; provided, further, that from the Effective Date through, but not including, February 28, 2004, (AA) the percentage advance rate applicable to Proved Undeveloped Reserves set forth in clause (iii) shall equal 30%, (BB) the percentage limitation set forth in subclause (x) of the immediately preceding proviso shall equal 60%, and (CC) the dollar limitation set forth in subclause
(y) of the immediately preceding proviso shall equal $45,000,000. Anything to the contrary in this Agreement notwithstanding, any Agent may, and, at the request of the Required Lenders, shall, (x) create reserves against the Borrowing Base or (y) reduce one or more of the percentages set forth above with respect to the stated categories of oil and gas reserves (in either case without declaring an Event of Default) as the applicable Agent or the Required Lenders determines, in its or their reasonable judgment (from the perspective of an asset-based lender) (in each case, an "Agent Reserve", and collectively, the "Agent Reserves"). Without limiting the generality of the foregoing, Agent Reserves may include (but are not limited to) reserves based upon (A) past due or accrued taxes or other governmental charges, including ad valorem, personal property and other taxes which

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may have priority superior to the Liens of the Collateral Agent in the
Collateral; (B) any Lien on, or trust (constructive or otherwise) over, any of the Collateral (including proceeds thereof or collections from the sale of Hydrocarbons which may from time to time come into the possession of any of the Lenders or their agents) (whether inchoate or otherwise) in favor of third Persons, including, without limitation, any Governmental Authority (whether or not such Liens are Permitted Liens) and which Lien or trust, in the reasonable determination of the Agents or the Required Lenders (from the perspective of an asset-based lender), has a reasonable possibility of having a priority superior to the Collateral Agent's Liens (such as landlord liens, ad valorem taxes, production taxes, severance taxes, sales taxes, collections attributable to sale of Hydrocarbons of Persons other than the Borrower or its Subsidiaries) in and to such item of Collateral, proceeds or collection; (C) estimates of present and future costs, expenses, deposits and liabilities related to the plugging and abandonment of the Oil and Gas Properties (net of the amount thereof which has been taken into account in the most recent Reserve Report or is fully secured by an escrow or surety arrangement acceptable to the Agents); (D) to the extent not taken into account in the most recent Reserve Report delivered to the Agents, amounts which any Agent determines is appropriate to account for (x) minority interests and other interests of Persons other than the Borrower, (y) natural gas imbalances of the Borrower or (z) sales of Oil and Gas Properties; (E) the weighted average fair market value of unrealized losses under any Hedging Agreement to the extent not included in the calculation of PV-10 of the Proved Developed Producing Reserves, the Proved Developed Non-Producing Reserves and the Proved Undeveloped Reserves, as the case may be; and (F) any reserves that any Agent may impose as a result of non-compliance with Section 7.01(g) by any owner or operator of the Oil and Gas Properties of the Borrower. The Borrower and the Agents understand and agree that any amount of Agent Reserves shall not be considered a disbursement bearing interest hereunder, but rather shall be an amount that is not available for borrowing by the Borrower.

          "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(viii), substantially in the form of Exhibit E.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid, payable or incurred during such period (without duplication of any amounts paid, payable or incurred in any prior period), and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

          "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii)

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affecting the amount of capital required to be obtained or maintained by any
Lender, any Person controlling any Lender, or the L/C Issuer or the manner in which any Lender, any Person controlling any Lender, or the L/C Issuer allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

          "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

          "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

          "Change of Control" means each occurrence of any of the following:

               (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, of beneficial ownership of more than 30% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

               (b) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

               (c) the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder or under any other Loan Document or Permitted Liens that are inchoate Liens securing obligations for the payment of money not overdue or otherwise payable);

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               (d)  except to the extent permitted under Section 7.02(c)(i), (i)
any Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, has, directly or indirectly, acquired beneficial ownership of more than 30% of the aggregate outstanding voting Capital Stock of the Borrower or (B) in the case of any such transaction involving a Loan Party other than the Borrower, the Borrower has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

               (e) T. Paul Bulmahn and Gerald W. Schlief shall both cease to be involved in the day-to-day operations and management of the business of the Borrower, and a successor reasonably acceptable to the Agents and the Lenders is not appointed on terms reasonably acceptable to the Agents and the Lenders within 30 days of such cessation of involvement.

          "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

          "Collateral Agent" has the meaning specified therefor in the preamble hereto.

          "Collection Accounts" has the meaning specified therefor in Section 8.01(a).

          "Collection Account Bank" has the meaning specified therefor in
Section 8.01(a).

          "Collections" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of the Borrower.

          "Commitments" means, with respect to each Lender, such Lender's Revolving A Credit Commitment, Revolving B Credit Commitment and Revolving C Credit Commitment.

          "Concert Consent" means the letter, dated as of the Effective Date, from the current Subordinated Noteholders to the Administrative Agent and the Collateral Agent.

          "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation and depletion expense, (D) amortization (including amortization of non-cash expenses related to employee stock options) and (E) non-cash expenses (but not income) resulting from the application of FASB 133 and FASB 143, together with related provision for taxes thereon.

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          "Consolidated Funded Indebtedness" means, with respect to any Person at any date, all Indebtedness of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, with respect to the Borrower and its Subsidiaries, the Revolving Loans, but excluding any obligations of such Person that constitute Indebtedness solely as a result of the application of FASB 133 or FASB 143.

          "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or gains from Dispositions, (b) non-cash restructuring charges, (c) effects of discontinued operations and (d) interest income.

          "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements related to interest rates (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements related to interest rates (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements related to interest rates (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

          "Consolidated Total Interest Expense" means, with respect to any Person for any period, gross interest expense for such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person).

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Current Value" has the meaning specified therefor in Section 7.01(n).

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

          "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

          "Dutch Security Agreements" has the meaning specified therefor in
Section 11.21(a).

          "EBITDA Deficit" has the meaning specified therefor in Section 2.01(d)(viii).

          "Effective Date" means the date, on or before August 15, 2003, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), the Emergency Planning and the Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001 et seq.), the Hazardous Material Transportation Act (49 U.S.C.
Section 1801 et seq.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

          "Event of Default" means any of the events set forth in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" means the credit facility and other credit accommodations extended to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of July 31, 2002, as amended, among the Borrower, the lenders party thereto from time to time and Union Bank of California, N.A., as administrative agent and issuing lender.

          "Existing Indebtedness" means the amount due and payable by the Borrower to the Existing Lenders under the Existing Credit Agreement on the Effective Date in respect of principal and interest.

          "Existing Lenders" means the agents and the lenders party to the Existing Credit Agreement.

          "Extraordinary Receipts" means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iv) or (v) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

          "Facility" means the real property identified on Schedule 6.01(o) that is owned by a Loan Party, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

          "FASB 133" means Statement No. 133 of the Financial Accounting Standards Board as it applies to Hedging Agreements.

          "FASB 143" means Statement No. 143 of the Financial Accounting Standards Board as it applies to asset retirement obligations.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Fee Letter, dated as of August 13, 2003, among the Borrower and the Agents.

          "Final Maturity Date" means August 1, 2007, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

          "Financial Statements" means (i) the audited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2002, and the related consolidated and consolidating statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (ii) the unaudited consolidating balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2002, and the related consolidating statement of operations for the Fiscal Year then ended, and (iii) the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries for the six months ended June 30, 2003, and the related consolidated and consolidating statement of operations, shareholder's equity and cash flows for the six months then ended.

          "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.

          "Foreign Working Capital Budget" has the meaning specified therefor in
Section 6.01(t).

          "Foreign Loans" has the meaning specified therefor in Section 7.02(e).

          "Foreign Subsidiaries" means each of (a) ATP Netherlands, (b) ATP UK and (c) any other Subsidiary of the Borrower or of any other Foreign Subsidiary organized under the laws of a country other than the United State to the extent the formation or acquisition of such Subsidiary is in compliance with the terms and provisions of the Loan Documents.

          "Funding Agent" has the meaning specified therefor in the preamble hereto.

          "Funding Agent's Account" means an account at a bank designated by the Funding Agent from time to time as the account into which the Loan Parties shall make all payments to the Funding Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

          "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Obligations" means the obligations of the Guarantors under the Guaranties.

          "Guarantor" means each Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

          "Guaranty" means each guaranty, substantially in the form of Exhibit A, made by any Guarantor in favor of the Collateral Agent for the benefit of the Lenders pursuant to Section 7.01(b) or otherwise.

          "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

          "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

          "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

          "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products and byproducts refined, separated, settled and dehydrated therefrom and all products and byproducts refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur, geothermal steam, water, carbon dioxide, and all other minerals.

          "Hydrocarbon Interests" means all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases, or other liquid or gaseous hydrocarbon leases, mineral fee or lease interests, farm-outs overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar mineral interests, including any reserved or residual interest of whatever nature.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements;
(viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates with respect to any Multiemployer Plan; and (xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

          "Initial Reserve Report" has the meaning specified therefor in Section 5.01(k).

          "Indemnified Matters" has the meaning specified therefor in Section 11.15.

          "Indemnitees" has the meaning specified therefor in Section 11.15.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

          "Inventory" means each of the Loan Parties' now owned or hereafter acquired right, title, and interest with respect to inventory (as defined in the Code), including Hydrocarbons and goods held for sale or lease or to be furnished under a contract of service, goods that are leased by the Borrower as lessor, goods that are furnished by the Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in the Borrower's business.

          "L/C Issuer" means the Bank or such other bank as the Funding Agent may select in its sole and absolute discretion.

          "L/C Subfacility" means that portion of the Total Revolving A Credit Commitment equal to $10,000,000.

          "Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Letter of Credit" has the meaning specified therefor in Section 3.01(a).

          "Letter of Credit Application" has the meaning specified therefor in
Section 3.01(a).

          "Letter of Credit Fee" has the meaning specified therefor in Section 3.03(b).

          "Letter of Credit Guaranty" means one or more guaranties by the Funding Agent in favor of the L/C Issuer guaranteeing or relating to the Borrower's obligations to the L/C Issuer under a reimbursement agreement, Letter of Credit Application or other like document in respect of any Letter of Credit.

          "Letter of Credit Obligations" means, at any time and without duplication, the sum of (i) the Reimbursement Obligations at such time, plus
(ii) the aggregate maximum amount available for drawing under the Letters of Credit outstanding at such time, plus (iii) all amounts for which the Funding Agent may be liable to the L/C Issuer pursuant to any Letter of Credit Guaranty.

          "Liabilities" has the meaning specified therefor in Section 2.07.

          "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

          "Loan" means any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.

          "Loan Account" means an account maintained hereunder by the Funding Agent on its books of account at the Payment Office and, with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

          "Loan Document" means this Agreement, the Assignment Documents, any Guaranty, any Security Agreement, any Pledge Agreement, any Mortgage, any Letter of Credit Application, and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.

          "Loan Party" has the meaning specified therefor in the preamble hereto.

          "Material Adverse Effect" means a material adverse effect on any of
(i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Borrower, individually, or the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

          "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries (other than any Foreign Subsidiary) is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or less and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary. The parties acknowledge and agree that the definition of "Material Contracts" shall be applicable solely for purposes of this Agreement and the other Loan Documents and shall not constitute or be deemed to constitute an admission of materiality for any other purpose with any other Person (including, without limitation, the SEC).

          "MMS" means the Bureau of Land Management, Minerals Management Service of the United States Department of the Interior and any successor entity thereto.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b),
Section 7.01(n) or otherwise.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six (6) years.

          "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section

7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and
(ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

          "Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).

          "NYMEX" means the New York Mercantile Exchange or its successor entity.

          "NYMEX Strip Price" means the lower of (i) as of any date of determination (A) for the 24 month period commencing with the month in which the date of determination occurs, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent Reserve Report provided by the Borrower to the Agents pursuant to Section 7.01(a)(vi), as quoted on the NYMEX, and (B) for periods after such 24 month period, the average of the quoted prices for the period from and including the 13/th/ month in such 24 month period through the 24/th/ month in such period; provided, that if the NYMEX no longer provides futures contract price quotes or has ceased to operate, the comparable futures contract prices quoted on such other nationally recognized commodities exchange as Agent shall designate, provided, further, that with respect to the volume of Hydrocarbons covered by Acceptable Hedging Agreements, the NYMEX Strip Price determined under this clause (i) for such volume of Hydrocarbons, if greater than the price determined above, shall be the average weighted price fixed under the Acceptable Hedging Agreements then in effect, and (ii) $25.00 per barrel of oil and $4.50 per MmBTU of natural gas.

          "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document to which it is a party, whether for principal, interest (including without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such proceeding), all Letter of Credit Obligations, fees, commissions, expense reimbursements, indemnifications or otherwise and (ii) the obligations of the Borrower to perform or observe all of its other obligations from time to time existing under any Loan Document to which it is a party.

          "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in Oil and Gas Properties and Hydrocarbons, (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith, (d) any business relating to oilfield sales and service, and (e) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (d) of this definition.

          "Oil and Gas Properties" means all Hydrocarbon Interests; personal property and/or real property now or hereafter pooled or unitized with Hydrocarbon Interests; presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation, all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; pipelines, gathering lines, compression facilities, tanks and processing plants; oil wells, gas wells, water well, injection wells, platforms, spars or other offshore facilities, casings, rods, tubing, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, gas systems (for gathering, treating and compression), and water systems (for treating, disposal and injection); interests held in royalty trusts whether presently existing or hereafter created; Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; tenements, hereditaments, appurtenances and personal property and/or real property in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and all rights, titles, interests and estates described or referred to above, including any and all real property, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests or personal property and/or real property and including any and all surface leases, rights-of-way, easements and servitude together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing; all oil, gas and mineral leasehold, fee and term interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, net revenue interests, oil payments, production payments, carried interests, leases, subleases, farm-outs; and any and all other interests in Hydrocarbons, in each case whether now owned or hereafter acquired directly or indirectly.

          "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

          "Parallel Debt" has the meaning specified therefor in Section
11.21(a).

          "Participant Register" has the meaning specified therefor in Section 11.07(b)(v).

          "Payment Office" means the Funding Agent's office located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California, or at such other office or offices of the Funding Agent as may be designated in writing from time to time by the Funding Agent to the Collateral Agent and the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Business Investments" means any investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, the entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements and area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, and investments and expenditures in connection therewith; provided that an investment in capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in a Person shall not constitute a Permitted Business Investment.

          "Permitted Holder" means T. Paul Bulmahn.

          "Permitted Indebtedness" means:

               (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

               (b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

               (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed $250,000 at any time outstanding;

               (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

               (e)  Indebtedness permitted under Section 7.02(e);

               (f)  Indebtedness under any Hedging Agreement permitted under
Section 7.02(u); and

               (g)  Subordinated Indebtedness.

          "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

          "Permitted Liens" means:

          (a)  Liens securing the Obligations;

          (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c);

          (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising (provided they are subordinate to the Collateral Agent's Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

          (e) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $100,000;

          (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

          (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that are customarily accepted in the Oil and Gas Business and that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

          (h) Liens securing Indebtedness permitted by subsection (c) of the definition of Permitted Indebtedness;

          (i) Liens encumbering gathering system assets that arise under operation of law incurred in the ordinary course of business which, with respect to all of the foregoing, do not secure the payment of Indebtedness and which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (j) Liens reserved in oil and gas mineral leases for bonus or rental payments payable to the lessor thereunder and for compliance with the terms of such leases that are for obligations that are not overdue or are being diligently contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves are maintained by the Borrower or the applicable Subsidiary; and

          (k) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements that are customary in the Oil and Gas Business that are for obligations that are not overdue or are being diligently contested in good faith and by appropriate proceeds promptly initiated and diligently conducted and for which adequate reserves are maintained by the Borrower or the applicable Subsidiary.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

          "Petroleum Engineers" means Ryder Scott Company, L.P. or such other petroleum engineers of recognized national standing as may be selected by the Borrower with the prior consent of the Agents.

          "Plan" means any Employee Plan or Multiemployer Plan.

          "Pledge Agreement" means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit C, securing the Obligations and delivered to the Collateral Agent.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 4.0%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus 11.0% and (ii) 15.25%.

          "Pro Rata Share" means:

               (a) with respect to a Lender's obligation to make Revolving A Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving A Credit Commitment, by (ii) the Total Revolving A Credit Commitment, provided, that, if the Total Revolving A Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving A Loans (including an amount equal to such Revolving A Loan Lender's Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving A Loans (including an aggregate amount equal to the Revolving A Lenders' Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances) and Letter of Credit Obligations,

               (b) with respect to a Lender's obligation to make Revolving B Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving B Credit Commitment, by (ii) the Total Revolving B Credit Commitment, provided, that, if the Total Revolving B Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving B Loans (including an amount equal to such Revolving B Loan Lender's Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving B Loans (including an aggregate amount equal to the Revolving B Lenders' Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances),

               (c) with respect to a Lender's obligation to make Revolving C Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving C Credit Commitment, by (ii) the Total Revolving C Credit Commitment, provided, that, if the Total Revolving C Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving C Loans (including an amount equal to such Revolving C Loan Lender's Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving C Loans (including an aggregate amount equal to the Revolving C Lenders' Pro Rata Share (as determined by clause (d) hereof) of the Agent Advances), and

               (d) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Revolving A Credit Commitment, Revolving B Credit Commitment and Revolving C Credit Commitment, by
(ii) the sum of the Total Revolving Credit Commitment, provided, that, if such Lender's Revolving A Credit Commitment, Revolving B Credit Commitment or Revolving C Credit Commitment shall have been reduced to zero, such Lender's Revolving A Credit Commitment, Revolving B Credit Commitment or Revolving C Credit Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving A Loans, Revolving B Loans or Revolving C Loans, as the case may be (including Agent Advances), and its interest in the Letter of Credit Obligations and if the Total Revolving A Credit Commitment, Total Revolving B Credit Commitment or Total Revolving C Credit Commitment shall have been reduced to zero, the Total Revolving A Credit Commitment, Total Revolving B Credit Commitment or Total Revolving C Credit Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of all Revolving A Loans, Revolving B Loans and Revolving C Loans (including Agent Advances) and Letter of Credit Obligations.

          "Proved Developed Non-Producing Reserves" means those Oil and Gas Properties designated as "proved developed non-producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

          "Proved Developed Producing Reserves" means those Oil and Gas Properties designated as "proved developed producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

          "Proved Reserves" means those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

          "Proved Undeveloped Reserves" means those Oil and Gas Properties designated as "proved undeveloped producing" (in accordance with the Definitions for Oil and Gas Reserves approved by the Board of Directors of the Society for Petroleum Engineers, Inc. from time to time) in the Reserve Report and used in establishing the Borrowing Base.

          "PV-10" means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

                    (i) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable NYMEX Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the appropriate Basis Differential with respect to Hydrocarbons produced from specific Oil and Gas Properties of the

Borrower as set forth on Exhibit PV-10, as such Exhibit may from time to time be amended at the request of the Borrower with the consent of the Agents, which consent shall not be unreasonably withheld, conditioned or delayed, (B) the prices for fixed price contracts for such month, (C) the prices for hedged volumes for such month and (D) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time; and

                    (ii) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.

          "Rating Agencies" has the meaning specified therefor in Section 2.07.

          "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Funding Agent to the Borrower from time to time.

          "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Related Fund" means, with respect to any Lender, any Affiliate (other than individuals) of such Lender, including, without limitation, a fund or an account managed by such Lender or an Affiliate of such Lender or its investment manager.

          "Register" has the meaning specified therefor in Section 11.07(b)(ii).

          "Registered Loan" has the meaning specified therefor in Section 11.07(b)(ii).

          "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

          "Reimbursement Obligations" means the obligation of the Borrower to reimburse the Funding Agent or any Lender for amounts payable by the Funding Agent or any Lender under a Letter of Credit Guaranty in respect of any drawing made under any Letter of Credit, together with interest thereon as provided in
Section 2.04.

          "Reinvestment Certificate" has the meaning specified therefor in
Section 2.05(c)(vi).

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. Section 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Required Lenders" means at any time, Lenders whose Pro Rata Shares aggregate at least 51% as determined pursuant to clause (g) of the definition of "Pro Rata Share"; provided that (a) so long as Foothill and its Affiliates hold not less than 30% of the aggregate principal amount of the Revolving A Credit Commitment, or if the Revolving A Credit Commitment has been terminated or reduced to zero, the Revolving A Loans, "Required Lenders" shall include Foothill, and (b) so long as Ableco and its Affiliates or Related Funds hold not less than 30% of the aggregate principal amount of the Revolving B Credit Commitment and the Revolving C Credit Commitment, or if the Revolving B Credit Commitment or the Revolving C Credit Commitment has been terminated or reduced to zero, the Revolving B Loans or the Revolving C Loans, as applicable, "Required Lenders" shall include Ableco.

          "Required Revolving A Lenders" means the Revolving A Loan Lenders whose Pro Rata Shares of the Revolving A Credit Commitments aggregate at least 51%.

          "Reserve Report" means the Initial Reserve Report and any report of the Petroleum Engineers delivered pursuant to Section 7.01(a)(vi) setting forth, among other things, (i) the estimated volumetric quantity and the PV-10 (and the SEC Value with respect to the Reserve Report dated December 31), of the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower included in the calculation of the Borrowing Base, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, and (ii) such other information as any Agent may reasonably request, all in form and substance satisfactory to the Agents.

          "Revolving A Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving A Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving A Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

          "Revolving A Loan Lender" means a Lender with a Revolving A Credit Commitment.

          "Revolving B Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving B Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving B Loan Lender" means a Lender with a Revolving B Credit Commitment.

          "Revolving B Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(ii) or deemed to have been made by a Lender to the Borrower pursuant to Section 2.05(c)(ii).

          "Revolving C Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving C Loans to the Borrower in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

          "Revolving C Loan Lender" means a Lender with a Revolving B Credit Commitment.

          "Revolving C Loan" means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(iii) or deemed to have been made by a Lender to the Borrower pursuant to Section 2.05(c)(ii).

          "Revolving Loan Commitment" means, with respect to each Lender, such Lender's Revolving A Loan Commitment, Revolving B Loan Commitment and Revolving C Loan Commitment.

          "Revolving Loans" means, collectively, the Revolving A Loans, the Revolving B Loans and the Revolving C Loans.

          "Revolving Loan Lender" means, collectively, the Revolving A Loan Lenders. the Revolving B Loan Lenders and the Revolving C Loan Lenders.

          "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including, without limitation, the principal thereof, the interest thereon, any capitalized interest, and the fees and expenses specifically related thereto).

          "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

          "SEC Value" means the future net revenues before income taxes from Proved Reserves, estimated utilizing the actual price for the appropriate category of oil or gas as of the date of determination and assuming that oil and natural gas prices and production costs thereafter remain constant, then discounted at the rate of 10% per year to obtain the present value, and otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting under Rule 4-10 and Regulation S-X as promulgated by the SEC from time to time.

          "Secondary Public Offering" has the meaning specified therefor in
Section 7.02(l).

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Securitization" has the meaning specified therefor in.

          "Securitization Parties" has the meaning specified therefor in Section 2.07

          "Security Agreement" means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders securing the Obligations, substantially in the form of Exhibit B, and delivered to the Collateral Agent.

          "Settlement Period" has the meaning specified therefor in Section 2.02(d)(i) hereof.

          "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Specified Event of Default" means any Event of Default under clauses
(a), (b), (c) (other than such event resulting from the failure to comply with clause (a) of Section 7.01 to the extent such failure is cured by the Borrower within 10 days after the occurrence of such Event of Default), (d), (e), (f),
(g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (s), (t), (u) or (v), of
Section 9.01.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          "Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which are satisfactory to the Agents and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agents, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agents.

          "Subordinated Note" means the Note dated June 29, 2001 issued to the Subordinated Noteholders pursuant to the Subordinated Note Purchase Agreement.

          "Subordinated Noteholders" means, collectively, Concert Capital Resources C, L.P., Concert Capital Resources A/B, Inc. and Concert Capital Resources C, Inc., each as successor-in-interest to the original holders of the Subordinated Note, and any other permitted successor or assign who becomes a holder of the Subordinated Note pursuant to the Subordinated Note Documents.

          "Subordinated Note Documents" means the Subordinated Note Purchase Agreement, the Subordinated Note and any other instrument, agreement or other document related thereto.

          "Subordinated Note Purchase Agreement" means the Note Purchase Agreement, dated as of June 29, 2001, by and between the Borrower and the Subordinated Noteholder.

          "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the Collateral Agent, delivered to the Collateral Agent.

          "Total Revolving A Credit Commitment" means the sum of the amounts of the Lenders' Revolving A Credit Commitments.

          "Total Revolving B Credit Commitment" means the sum of the amounts of the Lenders' Revolving B Credit Commitments.

          "Total Revolving C Credit Commitment" means the sum of the amounts of the Lenders' Revolving C Credit Commitments.

          "Total Revolving Credit Commitment" means the sum of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Revolving C Credit Commitment.

          "Uniform Commercial Code" has the meaning specified therefor in
Section 1.03.

          "Unused A Line Fee" has the meaning specified therefor in Section 2.06(a)

          "Unused B Line Fee" has the meaning specified therefor in Section 2.06(a)

          "Unused C Line Fee" has the meaning specified therefor in Section 2.06(a)

          "Unused Line Fee" has the meaning specified therefor in Section
2.06(a)

          "WARN" has the meaning specified therefor in Section 6.01(z)

          Section 1.02 Terms Generally . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

          Section 1.03 Accounting and Other Terms . Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

          Section 1.04 Time References . Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

          Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                    (i) each Revolving A Loan Lender severally agrees to make Revolving A Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving A Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving A Loans at any time outstanding not to exceed the amount of such Lender's Revolving A Credit Commitment; and

                    (ii) each Revolving B Loan Lender severally agrees to make Revolving B Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving B Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving B Loans at any time outstanding not to exceed the amount of such Lender's Revolving B Credit Commitment.

                    (iii) each Revolving C Loan Lender severally agrees to make Revolving C Loans to the Borrower at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Revolving C Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving C

Loans at any time outstanding not to exceed the amount of such Lender's Revolving C Credit Commitment.

               (b)  Notwithstanding the foregoing:

                    (i) The aggregate principal amount of Revolving A Loans outstanding at any time to the Borrower shall not exceed the difference between
(A) the lesser of (x) the Total Revolving A Credit Commitment and (y) 100% of the amount attributable to clause (i) of the definition of "Borrowing Base", and
(B) the aggregate Letter of Credit Obligations.

                    (ii) The aggregate principal amount of Revolving B Loans outstanding at any time to the Borrower shall not exceed the Total Revolving B Credit Commitment.

                    (iii) The aggregate principal amount of Revolving C Loans outstanding at any time to the Borrower shall not exceed the Total Revolving C Credit Commitment.

                    (iv) The aggregate principal amount of the Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the difference between (x) the Total Revolving Credit Commitment and (y) the aggregate Letter of Credit Obligations and (B) the difference between (x) the then current Borrowing Base and (y) the aggregate Letter of Credit Obligations.

                    (v) The Borrower shall not borrow, and the Revolving B Lenders shall not make, any Revolving B Loans if at the time a Revolving B Loan is requested by the Borrower, the sum of (x) the aggregate principal amount of Revolving A Loans and (y) the aggregate Letter of Credit Obligations is less than the Total Revolving A Credit Commitment.

                    (vi) The Borrower shall not borrow, and the Revolving C Lenders shall not make, any Revolving C Loans if at the time a Revolving C Loan is requested by the Borrower, the sum of (x) the aggregate principal amount of Revolving A Loans and Revolving B Loans and (y) the aggregate Letter of Credit Obligations is less than the sum of the Total Revolving A Credit Commitment and the Total Revolving B Credit Commitment.

                    (vii) Each Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                    (viii) The aggregate amount of the Revolving Loans and Letter of Credit Obligations shall not at any time exceed (x) from the Effective Date through December 31, 2003, an amount equal to 2.5 times the Consolidated EBITDA of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) for the immediately preceding 12-month period, and (y) from January 1, 2004 through the Final Maturity Date, 2.0 times the Consolidated EBITDA of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) for the immediately preceding 12-month period (the amount of such excess determined under either clause (x) or (y) is hereafter referred to as the "EBITDA Deficit").

          Section 2.02 Making the Loans . (a) The Borrower shall give the Funding Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit D hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is two (2) Business Days prior to the date of the proposed Loan (or such shorter period as the Funding Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) the use of the proceeds of such proposed Loan, (iii) whether such Loan is a Revolving A Loan, a Revolving B Loan or a Revolving C Loan, and (iv) the proposed borrowing date, which must be a Business Day. The Funding Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Funding Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Funding Agent). The Borrower hereby waives the right to dispute the Funding Agent's record of the terms of any such telephonic Notice of Borrowing. The Funding Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrower until the Funding Agent receives written notice to the contrary. The Funding Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

               (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $1,000,000 and shall be in an integral multiple of $1,000,000.

               (c)  (i)    Except as otherwise provided in this subsection
2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Revolving C Credit Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                    (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Funding Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Funding Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to
Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Funding Agent shall in no event fund any such Revolving Loans if the Funding Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02. will not be satisfied at the time of the proposed Revolving Loan, and (b) the Funding Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Funding Agent elects not, or is not permitted, to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Funding Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund, or is not permitted to fund, the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Funding Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Funding Agent, in immediately available funds, in the Funding Agent's Account no later than 3:00 p.m. (New York City time) (provided that the Funding Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Funding Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Funding Agent in the Funding Agent's Account or the amount funded by the Funding Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

                    (iii) If the Funding Agent has notified the Revolving Loan Lenders that the Funding Agent, on behalf of the Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to subsection 2.02(c)(ii), the Funding Agent may assume that each such Revolving Loan Lender has made such amount available to the Funding Agent on such day and the Funding Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Funding Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Funding Agent by any such Revolving Loan Lender, the Funding Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Funding Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Funding Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Funding Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Funding Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Funding Agent, the Funding Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Funding Agent for its own account.

                    (iv) Nothing in this subsection 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Funding Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

               (d)  (i)    With respect to all periods for which the Funding
Agent has funded Revolving Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Funding Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Funding Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Funding Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Funding Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Funding Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Funding Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Funding Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Funding Agent or, as the case may be, the Funding Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Funding Agent and each Revolving Loan Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                    (ii) In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to subsection 2.02(d)(i), the Funding Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Funding Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Funding Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Funding Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Funding Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Funding Agent, the Funding Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Funding Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Funding Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

          Section 2.03 Repayment of Loans; Evidence of Debt . (a) (i) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date; provided, however, that, if on February 28, 2004, the Total Revolving C Credit Commitment is terminated pursuant to Section 2.05(a), (x) the aggregate outstanding principal of the Revolving C Loans shall be repayable in monthly installments, on the last day of each month, commencing on February 28, 2004 until paid in full, in an amount equal to $400,000 per month, with the last such installment to be in the amount necessary to repay in full the unpaid principal amount of the remaining aggregate outstanding amount of the Revolving C Loans, and (y) the aggregate outstanding principal of the Foreign Loans shall be repayable in monthly installments, on the last day of each month, commencing on February 28, 2004, until paid in full, in an amount equal to $500,000 per month, with the last such installment to be in the amount necessary to repay in full the unpaid principal amount of the remaining aggregate outstanding amount of the Foreign Loans.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Funding Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Funding Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Funding Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          Section 2.04 Interest. (a) (i)Each Revolving A Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 1.0% and (ii) 5.25%.

                    (ii) Each Revolving B Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving B Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 4.0 % and (ii) 8.25%; provided that, so long as no Event of Default has occurred and is continuing, a portion of the interest on the Revolving B Loans equal to 1.0% per annum that has accrued during such period (x) shall be capitalized on each interest payment date and added to the outstanding principal amount of the Revolving B Loans and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized or (y) may, at the option of the Borrower after notice to the Agents, make such portion of the interest payment in cash. For purposes of this Agreement and the other Loan Documents, the amounts so capitalized hereunder shall bear interest in accordance with this Section 2.04 as though such amounts constituted a Revolving B Loan made by the Revolving B Loan Lenders to the Borrower.

                    (iii) Each Revolving C Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving C Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus 8.0% and (ii) 12.25%; provided, that, if on February 28, 2004, the then applicable Borrowing Base is equal to or greater than $110,000,000 and there exists no Event of Default, interest on each Revolving C Loan shall be at a rate per annum equal to the greater of (i) the Reference Rate plus 7.0% and (ii) 11.25%; provided, further, that, so long as no Event of Default has occurred and is continuing, a portion of the interest on the Revolving C Loans equal to 2.0% per annum that has accrued during such period (x) shall be capitalized on each interest payment date and added to the outstanding principal amount of the Revolving C Loans and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized or (y) may, at the option of the Borrower after notice to the Agents, make such portion of the interest payment in cash. For purposes of this Agreement and the other Loan Documents, the amounts so capitalized hereunder shall bear interest in accordance with this Section 2.04 as though such amounts constituted a Revolving C Loan made by the Revolving C Loan Lenders to the Borrower.

               (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities, outstanding Reimbursement Obligations or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

               (c) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

               (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

          Section 2.05    Reduction of Commitment; Prepayment of Loans .

               (a) Reduction of Commitments. Each of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Revolving C Credit Commitment shall terminate on the Final Maturity Date; provided, however, that, if on February 28, 2004, the then applicable Borrowing Base is less than $110,000,000, the Total Revolving C Credit Commitment shall terminate. The Borrower may, without premium or penalty, reduce (x) the Total Revolving A Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving A Loans then outstanding, (B) the aggregate principal amount of all Revolving A Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under
Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn; (y) the Total Revolving B Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving B Loans then outstanding, (B) the aggregate principal amount of all Revolving B Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02 and (C) the aggregate principal amount of Revolving B Loans not yet made but which will be made pursuant to Section 2.05(c)(ii) upon the opening or establishment of a Letter of Credit pursuant to Section 3.03(a); and (z) the Total Revolving C Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving C Loans then outstanding,
(B) the aggregate principal amount of all Revolving C Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02 and (C) the aggregate principal amount of Revolving C Loans not yet made but which will be made pursuant to Section 2.05(c)(ii) upon the opening or establishment of a Letter of Credit pursuant to Section 3.03(a). Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Funding Agent and shall be irrevocable. Once reduced, the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Revolving C Credit Commitment may not be increased. Each such reduction of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment or the Total Revolving C Credit Commitment shall reduce the Revolving A Credit Commitment, the Revolving B Credit Commitment or the Revolving C Credit Commitment, as the case may be, of each Lender proportionately in accordance with its Pro Rata Share thereof.

               (b) Optional Prepayment. The Borrower may prepay without penalty or premium the principal of any Revolving Loan, in whole or in part.

               (c) Mandatory Prepayments. (i) If at any time the aggregate principal amount of all Revolving Loans plus the outstanding amount of all Letter of Credit Obligations exceeds the Borrowing Base, the Borrower will immediately prepay the Revolving Loans to the full extent of any such excess. On each day that any Revolving Loans or Letter of Credit

Obligations are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans and Letter of Credit Obligations outstanding on such day. If at any time after the Borrower has complied with the first sentence of this Section 2.05(c), the aggregate Letter of Credit Obligations is greater than the lesser of (A) the then current Borrowing Base and (B) the Total Revolving A Credit Commitment, the Borrower shall provide cash collateral to the Funding Agent in an amount equal to 110% of such excess, which cash collateral shall be deposited in an account under the sole and exclusive control of the Funding Agent for the benefit of the Agents, the Lenders and/or the L/C Issuer and, provided that no Event of Default shall have occurred and be continuing, returned to the Borrower, at such time as the aggregate Letter of Credit Obligations plus the aggregate principal amount of all outstanding Revolving Loans no longer exceeds the lesser of (A) the then current Borrowing Base and (B) the Total Revolving A Credit Commitment.

                    (ii) If at any time the Borrower opens or establishes a Letter of Credit pursuant to Section 3.03(a) and the maximum amount available for drawing under such Letter of Credit will exceed the difference between (A) the Total Revolving A Credit Commitment and (B) the sum of (x) the aggregate principal amount of the Revolving A Loans and (y) the aggregate Letter of Credit Obligations, the Borrower will, at the sole discretion of the Funding Agent and subject to the limitations on the making of Loans set forth in Section 2.01(b), immediately and automatically, without any action on the part of the Borrower, be deemed to have requested a Revolving B Loan in any amount equal to such excess, borrowed such Revolving B Loan from the Revolving B Lenders and used the proceeds from such Revolving B Loan to repay the Revolving A Loans; provided, however, that if after giving effect to the making of such Revolving B Loan, the aggregate principal amount of Revolving B Loans exceeds the Total Revolving B Credit Commitment, the Borrower will, at the sole discretion of the Funding Agent and subject to the limitation on the making of Loans set forth in Section 2.01(b), immediately and automatically, without any action on the part of the Borrower, be deemed to have requested a Revolving C Loan in any amount equal to such excess, borrowed such Revolving C Loan from the Revolving C Lenders and used the proceeds from such Revolving C Loan to repay the Revolving A Loans.

                    (iii) The Funding Agent shall on each Business Day apply all funds transferred to or deposited in the Funding Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Revolving Loans.

                    (iv) Immediately upon any Disposition by any Loan Party or its Subsidiaries (other than the Foreign Subsidiaries) pursuant to Section 7.02(c)(ii), the Borrower shall prepay the outstanding principal amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and such Subsidiaries (and not paid to the Funding Agent as a prepayment of the Loans) shall exceed
(A) $50,000 for any individual Disposition or (B) $250,000 in the aggregate for any Fiscal Year for all Dispositions not paid to the Funding Agent as a prepayment of the Loans. Nothing contained in this subsection (iv) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

                    (v) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries (other than the Foreign Subsidiaries) of any Indebtedness (other than Indebtedness referred to in clauses (a), (b), (c), (d),
(e), (f) and (g) of the definition of Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries (other than the Foreign Subsidiaries) of any shares of its Capital Stock (other than in connection with the exercise of options in accordance with the Borrower's employee stock option program to the extent that the aggregate Net Cash Proceeds received therefrom in any Fiscal Year shall not exceed $100,000), the Borrower shall prepay the outstanding amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith, provided, the Borrower shall only be required to prepay the outstanding amount of the Revolving Loans from Net Cash Proceeds received in respect of the exercise of options in accordance with the Borrower's employee stock option program within 50 days after the end of each fiscal quarter of the Borrower. The provisions of this subsection (v) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                    (vi) Upon the receipt by any Loan Party or any of its Subsidiaries (other than the Foreign Subsidiaries) of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts; provided that, (x) except during the continuance of a Default or an Event of Default, any insurance or other proceeds not in excess of $100,000 for any one occurrence received by any Loan Party in connection with the loss, destruction or taking by condemnation of any Collateral shall not be required to be applied to the prepayment of the Loans to the extent such net proceeds are used, at the election of the Borrower, to replace or restore the properties or assets in respect of which such proceeds were paid if the Borrower delivers a certificate to the Agents (each, a "Reinvestment Certificate") on or prior to such date stating that such proceeds shall be used to replace or restore any such properties or assets within a period specified in such certificate which period shall not exceed 60 days after the date of receipt of such proceeds and setting forth estimates of the proceeds to be so expended, (y) such proceeds shall remain in a Collection Account under the control of the Collateral Agent until applied in accordance with the preceding clause (x), and (z) if all or any portion of such proceeds not so applied to the prepayment of the Loans are not so used within the period specified in the relevant Reinvestment Certificate furnished pursuant to clause (x) above, such remaining portion shall be applied to the prepayment of the Loans on the last day of such specified period or there occurs a Default or Event of Default during such period, such remaining portion shall be applied immediately to the prepayment of the Loans.

                    (vii) In the event that the aggregate amount of the Cash and Cash Equivalents and Permitted Investments of the Loan Parties and their Subsidiaries (other than the Foreign Subsidiaries) exceeds at any time $5,000,000, the Borrower shall immediately (but, in any event, within 3 Business
Days) prepay the outstanding principal of the Revolving Loans in the amount equal to such excess.

                    (viii) Immediately upon the occurrence of any EBITDA Deficit, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to such EBITDA Deficit.

                    (ix) Immediately upon receipt of any amount from any Foreign Subsidiary related to the Foreign Loans, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal thereto.

               (d) Application of Payments. In the absence of an Event of Default, any prepayment pursuant to Section 2.05(c)(i), (c)(iii), (c)(iv),
(c)(v), (c)(vi), (c)(vii), (c)(viii) and (c)(ix) above shall be applied, first, to the Revolving C Loans, second, to the Revolving B Loans and third, to the Revolving A Loans.

               (e)  Interest and Fees. Any prepayment made pursuant to this
Section 2.05 (other than prepayments made pursuant to subsections (c)(i) and (c)(ii) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

               (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

          Section 2.06    Fees.

               (a) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Funding Agent for the account of (i) the Revolving A Loan Lenders, in accordance with a written agreement among the Revolving Loan Lenders, an unused line fee (the "Unused A Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving A Credit Commitment over the sum of the average principal amount of all Revolving A Loans and Letter of Credit Obligations outstanding from time to time, (ii) the Revolving B Loan Lenders, in accordance with a written agreement among the Revolving Loan Lenders, an unused line fee (the "Unused B Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving B Credit Commitment over the average principal amount of all Revolving B Loans outstanding from time to time, and
(iii) the Revolving C Loan Lenders, in accordance with a written agreement among the Revolving Loan Lenders, an unused line fee (the "Unused C Line Fee", and together with the Unused A Line Fee and the Unused B Line Fee, the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the excess, if any, of the Total Revolving C Credit Commitment over the average principal amount of all Revolving C Loans outstanding from time to time, and in each case, such fees shall be payable monthly in arrears on the first day of each month commencing September 1, 2003.

               (b) Fee Letter Fees. In addition to the fees set forth in this Agreement, the Borrower agrees to pay to the Agents the fees set forth in the Fee Letter in the amounts and on the dates set forth in the Fee Letter.

          Section 2.07 Securitization . The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization, including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

          Section 2.08 Taxes. (a) All payments made by any Loan Party hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income and branch profit taxes of any Lender, any Agent or the L/C Issuer imposed by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as "Taxes"). If any Loan Party shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

                    (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Lenders, the Agents or the L/C Issuer, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                    (ii) such Loan Party shall make such deduction or withholding,

                    (iii) such Loan Party shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                    (iv) as promptly as possible thereafter, such Loan Party shall send the Lenders, the Agents and the L/C Issuer an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders, the Agents or the L/C Issuer, as the case may be) evidencing payment of the amounts so deducted or withheld. In addition, the Loan Parties agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

               (b) The Loan Parties hereby jointly and severally indemnify and agree to hold the Lenders, the Agents and the L/C Issuer harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender, any Agent or the L/C Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (c) Each Lender that is organized in a jurisdiction outside the United States hereby agrees that it shall, no later than the Effective Date or, in the case of a Lender which becomes a party hereto pursuant to Section 11.07 hereof after the Effective Date, the date upon which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or any Agent, but only if such Lender is legally able to do so), deliver to the Borrower and the Agents either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W-8ECI or successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder, free from, or subject to a reduced rate of, or subject to a reduced rate of, withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) not a "10 percent shareholder" of any Loan Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (C) not a controlled foreign corporation receiving interest from a related person within the meaning of
Section 881(c)(3)(C) of the Internal Revenue Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or successor form.

               (d) If any Loan Party fails to perform any of its obligations under this Section 2.08, the Loan Parties shall indemnify the Lenders, the Agents and the L/C Issuer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   ARTICLE III

                                LETTERS OF CREDIT

          Section 3.01 Letter of Credit Guaranty. (a) In order to assist the Borrower in establishing or opening standby letters of credit, which shall not have expiration dates later than the Final Maturity Date (each a "Letter of Credit"), with the L/C Issuer, the Borrower has requested the Funding Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Funding Agent's credit to that of the Borrower, and the Funding Agent has agreed to do so. These arrangements shall be coordinated by the Funding Agent, subject to the terms and conditions set forth below. The Funding Agent shall not be required to be the issuer of any Letter of Credit. The Borrower will be the account party for the application for each Letter of Credit, which shall be in form and substance satisfactory to the Funding Agent and the L/C Issuer or on a computer transmission system approved by the Funding Agent and the L/C Issuer, or such other written form or computer transmission system as may from time to time be approved by the Funding Agent and the L/C Issuer, and shall be duly completed in a manner and at a time reasonably acceptable to the Funding Agent, together with such other certificates, agreements, documents and other papers and information as the Funding Agent and the L/C Issuer may reasonably request, which shall include, without limitation, the requested date of issuance and the name and address of the beneficiary (the "Letter of Credit Application"). In the event of any conflict between the terms of any Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

               (b) The aggregate Letter of Credit Obligations shall not exceed the lowest of (i) the difference between (A) the Total Revolving A Credit Commitment and (B) the aggregate principal amount of all Revolving A Loans then outstanding, (ii) the difference between (A) the Borrowing Base and (B) the aggregate principal amount of all Revolving Loans then outstanding, and (iii) the L/C Subfacility. In addition, the terms and conditions of all Letters of Credit and all changes or modifications thereof by the Borrower and/or the L/C Issuer shall in all respects be subject to the prior approval of the Funding Agent in the reasonable exercise of its sole and absolute discretion; provided, however, that (i) the expiry date of all Letters of Credit shall be no later than the Final Maturity Date and (ii) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Funding Agent and the L/C Issuer.

               (c) If the Funding Agent is obligated to advance funds under a Letter of Credit, the Funding Agent may immediately reimburse such disbursement by charging the Loan Account as set forth below. The Funding Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all Indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agents or the Revolving A Loan Lenders under the Letter of Credit Guaranty or incurred by the L/C Issuer with respect to a Letter of Credit at the earlier of (i) payment by the Funding Agent or the Revolving A Loan Lenders under the Letter of Credit Guaranty or (ii) the occurrence of any Default or Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving A Loan hereunder made by the Revolving A Loan Lenders to the Borrower, funded by the Funding Agent on behalf of the Revolving A Loan Lenders and subject to Section 2.02 of this Agreement. Any charges, fees, commissions, costs and expenses charged to the Funding Agent for the Borrower's account by the L/C Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Loan Account in full when charged to or paid by the Funding Agent and, when charged, shall be conclusive on the Borrower absent manifest error. Each of the Revolving A Loan Lenders and the Borrower agrees that the Funding Agent shall have the right to make such charges regardless of whether any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

               (d) The Borrower understands that the Letter of Credit Guaranties may require the Revolving A Loan Lenders to indemnify the L/C Issuer for certain costs or liabilities arising out of claims by the Borrower against such L/C Issuer. The Borrower agrees to unconditionally indemnify each Agent and each Lender and hold each Agent and each Revolving A Loan Lender harmless from any and all loss, claim or liability incurred by any Agent or any Revolving A Loan Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the Collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the L/C Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the L/C Issuer, any Agent or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to hold each Agent and each Lender harmless from any error or omission, negligence or misconduct by the L/C Issuer. The Borrower agrees to be bound by the L/C Issuer's regulations and interpretations of any Letter of Credit that is the subject of a Letter of Credit Guaranty and opened to or for the Borrower's account or by the Funding Agent's interpretations of any Letter of Credit issued for the Borrower's account, even though such interpretation may be different from the Borrower's own, and the Borrower understands and agrees that the Lenders, the Agents and the L/C Issuer shall not be liable for any error, negligence or mistake, whether of omission or commission, in following the Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. The Borrower's unconditional obligations to each Agent, each Revolving A Lender and the L/C Issuer with respect to Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of such Agent's, such Revolving A Loan Lender's or the L/C Issuer's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by the Funding Agent or the L/C Issuer for the Borrower's account hereunder may be charged to the Loan Account.

               (e) Upon any payments made to the L/C Issuer under the Letter of Credit Guaranty, the Agents or the Revolving A Loan Lenders, as the case may be, shall, without prejudice to their rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower in favor of the L/C Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agents and the Revolving A Loan Lenders and apply in all respects to the Agents and the Revolving A Loan Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

          Section 3.02   Participations.

               (a) Purchase of Participations. Immediately upon issuance by the L/C Issuer of any Letter of Credit pursuant to this Agreement, each Revolving A Loan Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Funding Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving A Loan Lender's Pro Rata Share, in all obligations of the Funding Agent in such Letter of Credit (including, without limitation, all Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

               (b) Sharing of Payments. In the event that the Funding Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Funding Agent, the Funding Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(c)and Section 4.02 of this Agreement.

               (c) Obligations Irrevocable. The obligations of a Revolving A Loan Lender to make payments to the Funding Agent for the account of the Agents, the Revolving A Loan Lenders or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in such Letter of Credit);

                    (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (v) any failure by any Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                    (vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                    (vii)    the occurrence of any Default or Event of Default.

          Section 3.03   Letters of Credit.

               (a) Request for Issuance. The Borrower may, upon reasonable notice in advance of such issuance but, in any event, not later than 12:00 noon, New York City time, at least two (2) Business Days in advance of the issuance thereof, request the Funding Agent to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Funding Agent, with a copy to the L/C Issuer, a Letter of Credit Application, together with any necessary related documents. The Funding Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Funding Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and the Funding Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 5.02 have been satisfied.

               (b) Letter of Credit Fees. (i) The Borrower shall pay to the Funding Agent for the account of the Revolving A Loan Lenders, in accordance with a written agreement among the Agents and such Revolving A Loan Lenders' Pro Rata Shares (determined pursuant to clause (a) of such definition) (x) for any Letter of Credit issued hereunder, a non-refundable fee equal to 3.25% per annum of the stated amount of such Letter of Credit, payable monthly in arrears, (y) for any amendment to an existing Letter of Credit that increases the stated amount of such Letter of Credit, a non-refundable fee equal to 3.25% per annum of the increase in the stated amount of such Letter of Credit, payable monthly in arrears (collectively, the "Letter of Credit Fees").

                    (ii) L/C Issuer Charges. The Borrower shall pay to the Funding Agent any and all charges assessed by the L/C Issuer in connection with the issuance, administration, amendment, payment or cancellation of Letters of Credit, which charges will constitute standard and customary charges imposed by the L/C Issuer in connection with all letters of credit administered by the L/C Issuer.

                    (iii) Charges to the Loan Account. The Borrower hereby authorizes the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account pursuant to Section 3.01(c) and Section 4.02 of this Agreement with the amount of any Letter of Credit fees or charges due under this
Section 3.03.

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

          Section 4.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may, with reasonable advance notice in the absence of an Event of Default, visit any or all of the Loan Parties and/or conduct audits, inspections, valuations field examinations and/or title record and land file reviews of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrower agrees to pay (i) $1,000 per day per examiner plus the examiner's reasonable out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations, field examinations and reviews and (ii) the cost of all visits, audits, inspections, valuations, field examinations and reviews conducted by a third party on behalf of the Agents; provided, that, in the absence of an Event of Default, the Borrower shall pay for no more than (i) four audits, inspections and field examinations in any twelve month period and (ii) one valuation for each Fiscal Year, provided, further, that the Borrower shall pay for all Reserve Reports.

          Section 4.02 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement and the Fee Letter not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Funding Agent's Account. All payments received by the Funding Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower, without set-off, counterclaim, deduction or other defense, to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Funding Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Funding Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the Funding Agent to, and the Funding Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Funding Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section
5.02 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Funding Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrower confirm that any charges which the Funding Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Funding Agent's discretion, provided that the Funding Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Funding Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Funding Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

               (b) The Funding Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Funding Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrower during such month, specifying the face amount thereof, the amount of charges to the Loan Account and/or Loans made to the Borrower during such month to reimburse the Revolving Loan Lenders for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error or receipt by the Funding Agent within such 30 day period of a written objection of the Borrower.

          Section 4.03   Sharing of Payments, Etc. Except as provided in
Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 4.04 Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders:

               (a) all payments of principal and interest in respect of outstanding Loans, all payments in respect of the Reimbursement Obligations, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in a written agreement among the Agents and the Lenders, fees with respect to Letters of Credit provided for in Section 3.03(b)(ii) and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments (including all proceeds of the Collateral received by either of the Agents) in respect of any other Obligations, shall be allocated by the Funding Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans or Letter of Credit Obligations, as designated by the Person making payment when the payment is made.

               (b) After the occurrence and during the continuance of an Event of Default, the Funding Agent may, and upon the direction of the Required Lenders or the Required Revolving A Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement: (i) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Revolving A Loans in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving A Loan Lenders until paid in full;
(iii) third, ratably to pay interest due in respect of the Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Agent Advances until paid in full; (v) fifth, ratably to pay interest due in respect of the Revolving A Loans and Reimbursement Obligations until paid in full; (vi) sixth, ratably to pay principal of the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount up to 110% of such Letter of Credit Obligations) then due and payable until paid in full; (vii) seventh, ratably to pay the Revolving B Loans and Revolving C Loans in respect of any fees, expense reimbursements and indemnities then due to the Revolving A Loan Lenders until paid in full; (viii) eighth, ratably to pay interest due in respect of the Revolving B Loans and the Revolving C Loans until paid in full; (ix) ninth, ratably to pay principal of the Revolving B Loans and the Revolving C Loans then due and payable until paid in full; and (x) tenth, to the ratable payment of all other Obligations then due and payable.

               (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Funding Agent to be for the payment of the principal of or interest on the Revolving B Loans or the Revolving C Loans or other related Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Revolving B Loans or the Revolving C Loans in accordance with the terms and conditions of Section 2.05.

               (d) For purposes of Section 4.04(b), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default or overdue interest (but not any other interest), loan fees, service fees, professional fees, expense reimbursements, or other fees and expenses, each arising from or related to a default are disallowed in any Insolvency Proceeding.

               (e) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

          Section 4.05 Increased Costs and Reduced Return. (a) If any Lender, any Agent or the L/C Issuer shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer (in each case, whether or not having the force of law), shall (i) subject any Lender, any Agent or the L/C Issuer, or any Person controlling any such Lender, any such Agent or the L/C Issuer to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender or such Agent or any Letter of Credit issued by the L/C Issuer, or change the basis of taxation of payments to any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer of any amounts payable hereunder (except for taxes on the overall net income of any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, any Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer or
(iii) impose on any Lender, any Agent or the L/C Issuer or any Person controlling any such Lender, any such Agent or the L/C Issuer any other condition regarding this Agreement or any Loan or Letter of Credit, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender, any Agent or the L/C Issuer of making any Loan, issuing, guaranteeing or participating in any Letter of Credit, or agreeing to make any Loan or issue, guaranty or participate in any Letter of Credit, or to reduce any amount received or receivable by any Lender, any Agent or the L/C Issuer hereunder, then, upon demand by any such Lender, any such Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such increased costs or reductions in amount.

               (b) If any Lender, any Agent or the L/C Issuer shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender, any Agent or the L/C Issuer or any Person controlling such Lender, such Agent or the L/C Issuer, and any Lender, any Agent or the L/C Issuer determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, Letters of Credit issued or any guaranty or participation with respect thereto, any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's, any Agent's or the L/C Issuer's or any such other controlling Person's capital to a level below that which such Lender, such Agent or the L/C Issuer or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, Letters of Credit issued, or any guaranty or participation with respect thereto or any agreement to make Loans, to issue Letters of Credit or such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender, any Agent or the L/C Issuer, the Borrower shall pay to such Lender, such Agent or the L/C Issuer from time to time such additional amounts as will compensate such Lender, such Agent or the L/C Issuer for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's, such Agent's or the L/C Issuer's or such other controlling Person's capital.

               (c) All amounts payable under this Section 4.05 shall bear interest from the date that is 10 days after the date of demand by any Lender, any Agent or the L/C Issuer until payment in full to such Lender, such Agent or the L/C Issuer at the Reference Rate. A certificate of such Lender, such Agent or the L/C Issuer claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender, such Agent or the L/C Issuer to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's, such Agent's or the L/C Issuer's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                                    ARTICLE V

                               CONDITIONS TO LOANS

          Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

               (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 11.04.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Agent, any Lender or the L/C Issuer pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

               (c) Legality. The making of the initial Loans or the issuance of any Letters of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                    (i)      a Security Agreement, duly executed by each Loan
Party;

                    (ii) a Pledge Agreement, duly executed by the Borrower, together with the original stock certificates representing all of the common stock of the Borrower's subsidiaries that are not Foreign Subsidiaries and 65% of the Capital Stock of the Foreign Subsidiaries and all intercompany promissory notes of such Loan Parties, accompanied by undated stock powers executed in blank and other proper instruments of transfer;

                    (iii) a Mortgage or an assignment of an existing mortgage filed in favor of the Existing Lenders, each as set forth on Schedule 5.01(d)(vi), on the Oil and Gas Properties of the Borrower subject to a lease with the MMS or any other Governmental Authority, with all such Mortgages or existing mortgages assigned perfecting or continuing to perfect the Lien purporting to be created thereby on Oil and Gas Properties of the Borrower constituting not less than 90% of the PV-10 of all Oil and Gas Properties of the Borrower as set forth in the Initial Reserve Report, and each such Mortgage or assignment shall be in a form and substance satisfactory to the Collateral Agent to perfect or continue to perfect the Lien purposed to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

                    (iv) title opinions or updated title opinions of the Borrower's counsel (together with reliance letters with respect to previous title opinions issued by such counsel related thereto) with respect to the Oil and Gas Properties of the Borrower constituting not less than 90% of the PV-10 of all of the Oil and Gas Properties of the Borrower as set forth in the Initial Reserve Report as to the Borrower's Hydrocarbon Interest therein and that the Mortgages on such Oil and Gas Properties are valid and enforceable first priority mortgage Liens on such properties free and clear of all defects and encumbrances except Permitted Liens;

                    (v)      the Fee Letter, duly executed by the Borrower;

                    (vi) the Assignment Documents, including, without limitation, UCC assignments, assignments of the existing mortgage and other documentation evidencing the assignment by the Existing Lenders of their Liens in and to the properties and assets of the Loan Parties, which agreements, instruments or other documents assigned thereby are each listed on Schedule 5.01(d)(vi);

                    (vii) (A) certified copies of request for copies of information on the applicable UCC form, listing all effective financing statements which name as debtor any

Loan Party and which are duly filed in such office or offices as required, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (other than financing statements in favor of the Existing Lenders which will be assigned pursuant to the Assignment Documents and which are set forth on Schedule 5.01(d)(vi) and financing statements in favor of the Subordinated Noteholders which are subject to the Subordinated Note Intercreditor Agreement or otherwise terminated on the Effective Date) and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such Liens and (B) a report as to the Borrower's interest as reflected in the records of the MMS or any other Governmental Authority as to each Oil and Gas Property of the Borrower subject to a lease with the MMS or such other Governmental Authority;

                    (viii) a copy of the resolutions of each Loan Party, certified as of the Effective Date by an Authorized Officer, the secretary or an assistant secretary thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents, as amended, to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                    (ix) a certificate of an Authorized Officer, the secretary or an assistant secretary of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                    (x) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Loan Party certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters, if required by the Collateral Agent;

                    (xi) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction;

                    (xii) a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer, the secretary or an assistant secretary of such Loan Party;

                    (xiii) an opinion of Jackson Walker L.L.P. and Kilburn, Jones, Gill & Campbell, L.L.P., each counsel to the Loan Parties, substantially in the form of Exhibit F and as to such other matters as the Collateral Agent may reasonably request;

                    (xiv) a certificate of an Authorized Officer of each Loan Party, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                    (xv) a copy of the Financial Statements and the financial projections described in Section 6.01(g)(ii) hereof (which shall include, among other things, the Borrower's monthly lease operating expenses for the period of July 2003 through June 2004), certified as of the Effective Date as true and correct by the Chief Financial Officer of the Borrower, which projections shall be satisfactory in form and substance to the Agents;

                    (xvi) a certificate of the Chief Financial Officer of the Borrower, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 7.03;

                    (xvii) a certificate of the Chief Financial Officer or the Treasurer of each Loan Party, certifying as to the solvency of such Loan Party, which certificate shall be satisfactory in form and substance to the Collateral Agent;

                    (xviii)  evidence of the insurance coverage required by
Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                    (xix) a certificate of an Authorized Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing, Letter of Credit Applications and all other notices under this Agreement and the other Loan Documents;

                    (xx)     [intentionally omitted];

                    (xxi) copies of each Material Contract as in effect on the Effective Date, certified by an Authorized Officer of the Borrower as true and correct copies of the relevant Material Contracts, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

                    (xxii) the originally executed Existing Credit Agreement and all amendments thereto and all other documents related thereto, including, without limitation, each of the promissory notes made by the Borrower payable to Existing Lenders, and the guaranties,

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

the security agreements and the pledge agreements related to the Existing Credit Agreement, each of which is set forth in Schedule 5.01(d)(vi);

                    (xxiii) satisfactory evidence (including a certificate of the Chief Financial Officer or Treasurer of each Loan Party) that all tax returns required to be filed by such Loan Party have been timely filed and all taxes upon such Loan Party or its properties, assets, income and franchises (including production taxes and royalty payments) have been paid prior to delinquency;

                    (xxiv) a certificate of an Authorized Officer of the Borrower setting forth all existing Indebtedness, pending or threatened litigation or claims (together with a description of the current status of such litigation or claim) and other contingent liabilities of the Borrower and its Subsidiaries;

                    (xxv) such depository account, blocked account, lockbox account and similar agreements and other documents, each in form and substance satisfactory to the Agents, as the Agents may request with respect to the Borrower's cash management system;

                    (xxvi) copies of all accounts payable extended payment agreements, each certified as true and correct by the Chief Financial Officer of the Borrower, which agreements shall be in form and substance satisfactory to the Agents;

                    (xxvii) satisfactory evidence that the Borrower shall have entered into Hedging Agreements with respect to its Hydrocarbon production, with the aggregate notional volumes of Hydrocarbons covered by such Hedging Agreement constituting not less than 40% and not greater than 80% of the amount the Borrower's estimated Hydrocarbon production volumes on a mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding twelve calendar months after the Effective Date from its Proved Developed Producing Reserves set forth in the Initial Reserve Report;

                    (xxviii) evidence satisfactory to the Agents that the Borrower shall have repaid in full the outstanding Indebtedness under the Subordinated Note Documents, and that upon the making of such payment, the Liens of the Subordinated Noteholders shall be released or otherwise terminated; and

                    (xxix) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

               (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2002 which could have a Material Adverse Effect.

               (f) Approvals. All consents, authorizations and approvals of, and filings (other than filings related to the Assignment Documents) and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

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

               (g) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans or the issuance of the initial Letters of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

               (h) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for key management of the Borrower.

               (i) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion, including, without limitation, a verification that all of the Borrower's production taxes and royalty payments are current.

               (j) Availability. After giving effect to all Loans to be made on the Effective Date and the Letters of Credit to be issued on the Effective Date,
(i) Availability shall not be less than $10,000,000 and (ii) all liabilities (including, without limitation, production taxes and royalty or other lease payments) of the Loan Parties shall be current. The Borrower shall deliver to the Collateral Agent a certificate of the Chief Financial Officer of the Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

               (k) Initial Reserve Report. The Agents shall have received a Reserve Report dated as of June 30, 2003 with respect to the Oil and Gas Properties of the Loan Parties prepared by the chief engineer of the Borrower in form and substance satisfactory to the Agents (the "Initial Reserve Report").

               (l) Title to Oil and Gas Properties. The Agents and the Lenders shall be satisfied as to the title of the Borrower to the Oil and Gas Properties representing not less than 90% of the PV-10 of all of the Oil and Gas Properties of the Borrower included in the Initial Reserve Report.

          Section 5.02 Conditions Precedent to All Loans and Letters of Credit. The obligation of any Agent or any Lender to make any Loan or of the Funding Agent to assist the Borrower in establishing or opening any Letter of Credit after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Funding Agent, of each of the following conditions precedent:

               (a) Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section
2.06 and Section 11.04 hereof.

               (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Funding Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower's acceptance of the proceeds of such Loan, or the submission by the Borrower of a Letter of Credit

Application with respect to a Letter of Credit, and the issuance of such Letter of Credit, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan or the date of issuance of such Letter of Credit that: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered any Agent or any Lender pursuant hereto or thereto on or prior to the date of such Loan or such Letter of Credit are true and correct on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof or at the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, or the issuance of such Letter of Credit to be issued, on such date and (iii) the conditions set forth in this
Section 5.02 have been satisfied as of the date of such request.

               (c) Legality. The making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or the L/C Issuer.

               (d) Notices. The Funding Agent shall have received (i) a Notice of Borrowing pursuant to Section 2.02 hereof or (ii) a Letter of Credit Application pursuant to Section 3.03 hereof, if applicable.

               (e) Delivery of Documents. The Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

               (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

               (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party (other than the filing of the Assignment Documents with respect to the mortgages and UCC financing statements in favor of the Existing Lenders and other action necessary to assign the Liens created by the security agreements and other collateral documents in favor of the Existing Lenders).

               (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

               (e)  Capitalization; Subsidiaries.

                    (i) On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Borrower and the issued and outstanding Capital Stock of the Borrower are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on
Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower, or other obligations of the Borrower to issue, directly or indirectly, any shares of Capital Stock of the Borrower.

                    (ii) Set forth in Schedule 6.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

               (f)  Litigation; Commercial Tort Claims. Except as set forth in
Schedule 6.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Effective Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

               (g)  Financial Condition.

                    (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, 2002 no event or development has occurred that has had or could have a Material Adverse Effect.

                    (ii) The Borrower has heretofore furnished to each Agent and each Lender (A) projected monthly estimates of production and statements of cash flows of the Borrower and its Subsidiaries for the period from July 2003 through December 2004, and (B) projected annual estimates of production and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2003 through 2007, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(ix). Such projections, as so updated, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrower, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

               (h) Compliance with Law, Etc. No Loan Party is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing. The Loan Parties have not violated any material laws or failed to obtain any material license, permit, franchise or other governmental authorization necessary for the lease and/or operations of any their Oil and Gas Properties or the conduct of their business. The Oil and Gas Properties of the Loan Parties (and properties utilized therewith) have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities (including, without limitation, the MMS) having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties; specifically in this connection, (i) no Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and
(ii) none of the wells comprising a part of the Oil and Gas Properties of the Loan Parties (or properties utilized therewith) deviate from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties of the Loan Parties (or in the case of wells located on real property utilized therewith, such utilized real property) covered by the applicable leases that are the subject to the title opinions delivered pursuant to Section 5.01(d)(i)(v).

               (i) ERISA. (i) Each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of
Section 412 of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has
(i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment,
(iii) engaged in a transaction within the meaning of Section 4069 of ERISA or
(iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.

               (j) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

               (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (l) Nature of Business. No Loan Party is engaged in any business other than the Oil and Gas Business.

               (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could have, a Material Adverse Effect.

               (n) Permits, Etc. Each Loan Party has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect. No Loan Party has received any notices concerning, and there are no existing orders of, proceedings pending before, or other requirements of, any Governmental Authority, including, without limitation, the Bureau of Land Management, the MMS or the Federal Energy Regulatory Commission and any comparable state or local Governmental Authority, which could or will materially interfere with, limit or otherwise restrict the Oil and Gas Business of the Loan Parties or which could or will require any such Loan Party to refund or otherwise return any portion of the proceeds received or to be received from the sale of Hydrocarbons by any such Loan Party.

               (o) Properties. (i) Except with respect to its Oil and Gas Properties, each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                    (ii) Part A of Schedule 6.01(o) sets forth a complete and accurate list, as of the Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party other than its Oil and Gas Properties. Part B of Schedule 6.01(o) lists completely and correctly, as of the Effective Date, all Oil and Gas Properties whether leased or owned by any Loan Party, including, without limitation, the respective counties or parishes and states in which such Oil and Gas Properties are located and OCS lease number or other similar state lease number, if applicable. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease set forth in Part A thereof, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                    (iii) The Borrower has good and defensible title to all of its Oil and Gas Properties set forth in Part B of Schedule 6.01(o) which constitute real property and good and defensible title to all of its Oil and Gas Properties which constitute personal property, except for (A) such imperfections of title which do not in the aggregate materially detract from the value thereof to, or the use thereof in, the business of the Borrower or any of its Subsidiaries and (B) Permitted Liens. The quantum and nature of the interest of the Borrower in and to the Oil and Gas Properties as set forth in the most recent Reserve Report includes the entire interest of the Borrower in such Oil and Gas Properties as of the date of such Reserve Report, and are complete and accurate in all material respects as of the date of such Reserve Report; there are no "back-in" or "reversionary" interests held by third parties which could materially reduce the interest of the Borrower in such Oil and Gas Properties except as expressly set forth in such Reserve Report, and the ownership of the Oil and Gas Properties by the Borrower shall not in any material respect obligate any such Loan Party to bear the costs and expenses relating to the maintenance, development or operations of each such Oil and Gas Property in an amount in excess of the working interest of such Loan Party in each Oil and Gas Property set forth in, such Reserve Report.

                    (iv) The Borrower's marketing, gathering, transportation, processing and treating facilities and equipment, together with any marketing, gathering, transportation, processing and treating contracts in effect among the Borrower and any other

Person, are sufficient to gather transport, process and/or treat, reasonably anticipated volumes of production of Hydrocarbons from the Oil and Gas Properties of the Borrower.

               (p) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

               (q) Operating Lease Obligations. On the Effective Date, none of the Loan Parties has any Operating Lease Obligations other than the Operating Lease Obligations set forth on Schedule 6.01(q).

               (r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not have a Material Adverse Effect; (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect; and (ix) the Loan Parties have posted bonds or other financial assurances sufficient to comply with all Environmental Laws, each of which is set forth in Schedule 6.01(r).

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               (s)  Insurance and Bonds. Each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by each Loan Party on the Effective Date. Schedule 6.01(s) contains an accurate and complete description of all performance bonds related to operations on or pertaining to the Oil and Gas Properties owned or held by the Borrower and each of its Subsidiaries (other than the Foreign Subsidiaries). Except as set forth on Schedule 6.01(s), such bonds are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any of its Subsidiaries (other than the Foreign Subsidiaries) is a party; are valid, outstanding and enforceable policies; provide adequate coverage in at least such amounts and against at least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each of its Subsidiaries (other than the Foreign Subsidiaries); will remain in full force and effect through the respective dates set forth in
Schedule 6.01(s) without the payment of additional premiums except as set forth on Schedule 6.01(s); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this agreement. Neither the Borrower nor any of its Subsidiaries (other than the Foreign Subsidiaries) has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.

               (t) Use of Proceeds. The proceeds of the Loans shall be used (a) to purchase the Existing Indebtedness of the Borrower in the outstanding principal amount of approximately $50,000,000, (b) to repay all of the Indebtedness of the Borrower under the Subordinated Note Documents, (c) to pay fees and expenses in connection with the transactions contemplated hereby, (d) to fund working capital of the Borrower, and (e) subject to the terms and conditions set forth in Section 7.02(e), to fund working capital of the Foreign Subsidiaries in an aggregate amount not to exceed $7,500,000, which funding shall be pursuant to a budget to be delivered by the Borrower to the Agents, the form and substance of which shall be satisfactory to the Agents in their sole discretion (the "Foreign Working Capital Budget"). The Letters of Credit will be used for general working capital purposes.

               (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan and Letter of Credit, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.

               (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer

                                     - 64 -

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at which such deposit or other account is maintained and the account number and the purpose thereof).

               (w) Intellectual Property. Except as set forth on Schedule 6.01(w), each Loan Party owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth on Schedule 6.01(w) is a complete and accurate list as of the Effective Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

               (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto. Except for the Material Contracts listed on Schedule 6.01(x) (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject property's delivery capacity), as of the Effective Date, there exist no Material Contracts which are not cancelable on 60 days' notice or less without penalty or detriment for the sale of production from the Borrower's Hydrocarbons (including, without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months.

               (y) Holding Company and Investment Company Acts. None of the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

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               (z)  Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of any Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

               (aa) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

               (bb) No Bankruptcy Filing. On the Effective Date, no Loan Party is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Loan Party's assets or property, and no Loan Party has any knowledge of any Person contemplating an Insolvency Proceeding against it.

               (cc) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 6.01(cc) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number),
(iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

               (dd) Oil and Gas Imbalances. Except as set forth on Schedule 6.01(dd) or on the most recent certificate delivered pursuant to Section 7.01(a)(vi), on a net basis there are not gas imbalances, take-or-pay oil and gas or other prepayments with respect the Borrower's Oil and Gas Properties which would require such Person either to make cash settlements for such production or deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payments therefor exceeding two percent of the current monthly production of oil and gas from the Oil and Gas Properties of the Borrower in the aggregate.

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               (ee) Tradenames. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames used by each Loan Party.

               (ff) Location of Inventory. There is no location at which any Loan Party has any Collateral (except for Hydrocarbons in transit) other than
(i) those locations listed on Schedule 6.01(ff) and (ii) any other locations approved in writing by the Collateral Agent from time to time.

               (gg) Security Interests. Each Security Agreement, after giving effect to the Assignment Documents, will continue to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. The UCC financing statements set forth on Schedule 5.01(d)(vi), after giving effect to the Assignment Documents, will continue to create a perfected, first priority security interest in the Collateral purported to be covered thereby (subject in priority solely in respect of any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), and no further recordings or filings are or will be required in connection with the continued creation, perfection or enforcement of such security interests and Liens, other than (i) the filing and recordation of the applicable Assignment Documents and (ii) the filing of continuation statements in accordance with applicable law.

               (hh) Hedging Agreements. Schedule 6.01(hh) sets forth, as of the Effective Date hereof, a true and complete list of all Hedging Agreements, and any other hedging agreement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of any Hydrocarbons) of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (including the hedged prices), all credit support agreements relating thereto, interest rate(s) or exchange rate(s), as applicable, margin required or supplied), and the counterparty to each such agreement.

               (ii) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

               (jj) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                                   ARTICLE VII

                          COVENANTS OF THE LOAN PARTIES

          Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

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               (a)  Reporting Requirements. Furnish to each Agent and each
Lender:

                    (i) as soon as available and in any event within 50 days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated statements of retained earnings and cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to normal year-end adjustments;

                    (ii) as soon as available, and in any event within 95 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, the consolidated balance sheets, statements of operations, retained earnings and consolidated cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or
(C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants, if requested by any Agent and to the extent the Borrower may obtain such statement on commercially reasonable terms, (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                    (iii) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, internally prepared consolidating balance sheets and statements of operations, and consolidated statements of retained earnings and cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with

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GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to normal year-end and quarterly adjustments;

                    (iv) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Borrower (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                    (v) as soon as available and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Accounts Receivable of the Loan Parties as of the end of the preceding month, which shall include the amount and age of each such Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)
(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may request, and (B) listing all accounts payable of the Loan Parties as of the end of the preceding month which shall include the amount and age of each such account payable, the name and, upon Lender's request, the mailing address of each account creditor, and such other information as any Agent may request;

                    (vi) not later than 60 days after June 30/th/ and December 31/st/ of each year, a Reserve Report, prepared under the supervision of the chief engineer of the Borrower who shall certify the information contained in such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Initial Reserve Report, and together with each such Reserve Report, a certificate of an Authorized Officer certifying that, to the best of his knowledge (A) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (B) the Borrower and its relevant Subsidiaries own good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (D) except as set forth on an

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

exhibit to the certificate, none of its Oil and Gas Properties have been sold since the date of the Reserve Report, most recently delivered pursuant to this
Section 7.01(a)(vi), which exhibit shall list all of its Oil and Gas Properties sold and in such detail as is reasonably required by the Collateral Agent, (E) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered pursuant to this Section 7.01(a)(vi) and a list of all Persons disbursing proceeds to the Borrower or its Subsidiaries, as applicable, from its Oil and Gas Properties, (F) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of the Loan Parties evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, except as to priority solely in respect of Permitted Liens that are inchoate Liens securing obligations for the payment of money not overdue or otherwise payable and (G) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of the Borrower and its Subsidiaries in any of the Oil and Gas Properties included on such Reserve Report, which change has occurred since the date of the last certificate delivered pursuant to this Section 7.01(a)(vi), such exhibit to set forth the reason for such change;

                    (vii) as soon as available and in any event within 30 days after the end of each month ending after the Effective Date, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the PV-10 of the Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves composing the Borrowing Base as determined by the Reserve Report most recently delivered by the Borrower under
Section 7.01(a)(vi), such calculation to be made by multiplying (x) the volumetric quantity of the categories of estimated Proved Reserves set forth in such Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (y) the applicable NYMEX Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (A) include a discussion of (I) any changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and "other", (II) any changes in the working interest or net revenue interest in the Oil and Gas Properties of the Borrower and its Subsidiaries reflected on such Reserve Report, (III) information related to any new Oil and Gas Properties to which the Borrower or any of its Subsidiaries have an interest, including, without limitation, a description of such property, the 'OCS lease number' or state lease number, the royalty, working, operating or other interests or preferential rights of any other Person (including a brief description of each such interest) and any other information as the Agents may reasonably request, (IV) a report setting forth in a reasonable detail, all Oil and Gas Properties of the Borrower subject to leases that will expire within 180 days thereof and the status of any extensions of such leases, and (V) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (B) be accompanied by a certificate of an Authorized Officer of the Borrower certifying to the completeness and accuracy of the information (other than the projections of quantities of reserves) set forth in the report, including the methodology for the calculation of the PV-10 of Proved Reserves comprising the Borrowing Base;

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                    (viii)  as soon as available and in any event within 30 days after the end of each month ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the last day of the immediately preceding month, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be (x) determined on the basis of the NYMEX Strip Prices used in preparation of the report most recently delivered by the Borrower pursuant to Section 7.01(a)(vii) and (y) effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents unless either Agent disputes the eligibility of any Oil and Gas Property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (B) in the event of any dispute about the eligibility of any such property included in the calculation of the Borrowing Base or the valuation thereof, such Agent good faith judgment shall control;

                    (ix) (A) as soon as available and in any event not later than 30 days prior to the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries, which financial projections shall include a budget for Capital Expenditures (including a "development plan") for such succeeding Fiscal Year for the Borrower and its Subsidiaries and the Borrower and its Subsidiaries (other than the Foreign Subsidiaries), and (B) as soon as available and in any event not later than 10 days prior to the end of each fiscal quarter, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(B), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

                    (x) promptly after submission to any Governmental Authority,all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

                    (xi) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

                    (xii) (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an

                                     - 71 -

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extension of any amortization period under Section 412 of the Internal Revenue
Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

                    (xiii) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                    (xiv) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

                    (xv) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

                    (xvi) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                    (xvii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

                    (xviii) as soon as available and in any event within 30 days after the end of each month, a report, in form and substance satisfactory to the Agents, setting forth as

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of the last Business Day of such month, a summary of its hedging positions under all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of Hydrocarbons of the Loan Parties, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rate(s), as applicable, the net market to marked value thereof and any credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement;

                    (xix) within 30 days of the end of each month, a report on a lease-by-lease or unit basis, showing (A) the gross proceeds from the sale of Hydrocarbon products produced from the Oil and Gas Properties of the Loan Parties, (B) the quantity of Hydrocarbon products sold, (C) the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, (D) the lease operating expenses, tangible drilling costs, and Capital Expenditures, (E) the number of wells operated (or the numbers of pooled units), drilled, or abandoned, the name, address, telephone number, and contact with the purchaser of production for all of the Oil and Gas Properties of the Loan Parties, and (G) such other information as the Agents may reasonable request;

                    (xx) on or prior to October 31, 2003, an interim Reserve Report as of September 30, 2003 substantially similar in scope, form and substance to the Initial Reserve Report, which interim Reserve Report will be conducted by the chief engineer of the Borrower, and upon receipt by the Agent, such report shall be reviewed by Netherland & Sewell at the expense to the Borrower, which expense shall not be more than $15,000;

                    (xxi) promptly after sending or receipt thereof, copies of any material notice or other correspondence sent to, or received from, any Governmental Authority related to the Oil and Gas Properties of the Lien Parties, including, without limitation, notice of any new plugging and abandonment or other performance or other assurance bond requirements related to such Oil and Gas Properties;

                    (xxii) as soon as available, but in any event not later than 50 days after the end of each quarter, a report, certified by an Authorized Officer of the Borrower: (i) setting forth the total amount actually paid by each Loan Party during the preceding quarter for: (A) plugging and abandonment costs for previous or ongoing plugging and abandonment operations pertaining to its Oil and Gas Properties, and (B) general bond and supplemental bond payments pertaining to plugging and abandonment costs; (ii) estimating the future payments for (A) and (B), above, for each of the succeeding two quarters; and
(iii) the aggregate Net Cash Proceeds received by the Borrower during the preceding quarter pursuant to the exercise of options in accordance with the Borrower's employee stock option program;

                    (xxiii) as soon as practicable, notification of prepayment of Hydrocarbons by any customer of the Loan Parties, together with a reasonably detailed summary of the terms of such transaction, including, without limitation, the amount of such prepayment, the quantity of Hydrocarbons to be delivered, the delivery schedule of such Hydrocarbons and such other information as may be reasonably requested by any Agent; and

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                    (xxiv)  promptly upon request, such other information
concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

               (b)  Additional Guaranties and Collateral Security. Cause:

                    (i) other than a Foreign Subsidiary, each Subsidiary of any Loan Party not in existence on the Effective Date, and each Subsidiary of any Loan Party which is a non-borrowing Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be a non-borrowing Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within 3 days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary; provided, however, that to the extent any such Person is organized or formed under the laws of a jurisdiction other than the United States of America and the Borrower provides written certification to the Collateral Agent stating that a pledge by such Subsidiary of 100% of the Capital Stock of such Person would be materially disadvantageous to the Borrower from a tax perspective, a pledge of the Capital Stock of such Person will be limited to sixty-five percent (65%) of the Capital Stock of such Person, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages creating on the real property or Oil and Gas Properties of such Subsidiary a perfected, first priority Lien on such real property Oil and Gas Properties subject in priority solely to Permitted Liens that are inchoate Liens securing obligations for payment of money not overdue or otherwise payable, a Title Insurance Policy covering such real property not constituting Oil and Gas Properties, a current ALTA survey thereof and a surveyor's certificate or, in the case of Oil and Gas Properties, title opinions satisfactory in form and substance to the Collateral Agent, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 7.01(n) or otherwise, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect and establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage (subject in priority solely to a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

                    (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary,
(B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Collateral Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and

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(D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent; provided, however, that to the extent any Subsidiary is organized or formed under the laws of a jurisdiction other than the United States of America and the Borrower provides written certification to the Collateral Agent stating that a pledge of 100% of the Capital Stock of such Subsidiary would be materially disadvantageous to the Borrower from a tax perspective, a pledge of the Capital Stock of such Subsidiary will be limited to sixty-five percent (65%) of the Capital Stock of such Person.

               (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental
Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and
(ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

               (d)  Preservation of Existence, Etc. Subject to the provisions of
Section 7.02(c)(i), maintain and preserve, and cause each of its Subsidiaries that is not a Foreign Subsidiary to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

               (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

               (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours and following reasonable advance notice (in the absence of an Event of Default), at the expense of the Borrower (subject to Section 4.01), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties (at the risk of the relevant Agent and subject to the obligation to comply with applicable safety policies and procedures), to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).

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

               (g) Maintenance of Properties, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                    (ii) Maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other material properties, including, without limitation, all equipment, machinery, facilities, marketing, gathering, transportation and processing assets and from time to time make all the reasonably necessary repairs, renewals, replacements, additions and improvements so that at all times the state and condition of its Oil and Gas Properties and other material properties will be properly preserved and maintained, except to the extent a portion of such properties is no longer capable of economically producing Hydrocarbons.

                    (iii) With respect to any Loan Party's Oil and Gas Properties, and oil and gas gathering assets which are operated by operators other than the Borrower or a Subsidiary of the Borrower, enforce the operators' contractual obligations to maintain, develop, and operate such properties subject to the applicable operating agreements.

                    (iv) Promptly: (A) pay and discharge in accordance with the usual and customary practices of the industry, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the lease, contract or other agreements affecting or pertaining to its Oil and Gas Properties, (B) perform, observe and comply or make reasonable and customary efforts to cause to be performed, observed and complied with, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and the accompanying elements therefrom and other material properties so long as such properties are capable of producing Hydrocarbons and the accompanying elements in quantities and at prices providing for continued efficient and profitable operations of business and (C) do all other things necessary to keep unimpaired, except for Permitted Liens, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such properties is no longer capable of producing Hydrocarbons in economically reasonable amounts.

                    (v) Operate, and cause its Subsidiaries to operate, its Oil and Gas Properties and other material properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material properties to be operated on a continuous basis for the production of Hydrocarbons and in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all material laws.

                    (vi) Prudently operate and produce its Oil and Gas Properties in accordance with good engineering practices and the following requirements: (A) the amount of

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Hydrocarbons produced from any well shall not exceed in any month the lower of
(x) the maximum amount that such well is capable of producing at its maximum efficient rate of flow or (y) the respective allowable rate of flow under applicable orders, rules, regulations or laws, if any; (B) the amount of Hydrocarbons produced from its wells shall be sufficient to prevent a net migration of Hydrocarbons from the reservoirs to which proved reserves are attributed; and (C) subject to field rules established by Governmental Authorities having or asserting jurisdiction, the amount of Hydrocarbons produced from its wells shall be equitable and ratable, based on factors used in determining such field rules.

               (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority (including, without limitation, the MMS) having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may require to protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. During the period of the drilling of wells and the construction of any other improvements comprising a part of the Oil and Gas Properties, the Borrower shall, or, as applicable, shall cause its contractors or subcontractors to, obtain and maintain well control insurance (including coverage for costs and redrilling) and builder's risk insurance, as applicable, in such form and amounts as is customary in the industry and worker's compensation insurance covering all persons employed by the Borrower or its agents or subcontractors of any tier in connection with any construction affecting such Oil and Gas Properties, including, without limitation, all agents and employees of the Borrower and the Borrower's subcontractors with respect to whom death or bodily injury claims could be asserted against the Borrower.

               (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

               (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide the Agents with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the generation, presence, disposal, Release or threatened Release of any Hazardous Materials on, under, in, originating or emanating from any property at any time owned or operated by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the presence or Release of such Hazardous Materials, (C) any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority relating to the presence or Release of such Hazardous Materials, (D) any violation of any Environmental Law and/or (E) any Environmental Action filed against any Agent or any Lender.

               (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected, first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries (subject in priority solely to a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

               (l) Change in Collateral; Collateral Records. (i) Give the Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(ff) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries (other than the Foreign Subsidiaries) to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

               (m) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.

               (n) After Acquired Property. (i) Upon the acquisition by it or any of its Subsidiaries (other than any Foreign Subsidiary) after the date hereof of any interest (whether fee or leasehold) in any real property, other than Oil and Gas Properties (wherever located) (each such interest being an "After Acquired Property"), (x) with a Current Value (as defined below) in excess of $100,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $500,000 in the case of leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord's waiver. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby (subject in priority solely to a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), or to otherwise protect the rights of the Agents and the Lenders thereunder,
(iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent,
(v) Phase I Environmental Site Assessments with respect to such real property, certified to the Collateral

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Agent by a company reasonably satisfactory to the Collateral Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Collateral Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(n).

                    (ii) With respect to any Oil and Gas Property acquired after the Effective Date by the Borrower or any Subsidiary (other than any Foreign Subsidiary), promptly (and in any event within 30 days after the acquisition thereof) but only to the extent required to maintain compliance with
Section 7.01(r): (A) execute and deliver to the Collateral Agent such amendments to the Mortgages, the Security Agreements or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected, first priority Lien on such Oil and Gas Property (subject in priority solely as to a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable); (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of Mortgages or financing statements in such jurisdictions as may be requested by the Collateral Agent; and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

               (o) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

               (p) Borrowing Base. Maintain all Revolving Loans and Letter of Credit Obligations in compliance with the then current Borrowing Base.

               (q) Protection Against Drainage. To the extent that the Oil and Gas Properties (i) are operated by the Borrower or its Subsidiaries (other than any Foreign Subsidiary), the Borrower shall, or shall cause its Subsidiaries (other than any Foreign Subsidiary) to, act as a prudent operator in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties and (ii) are not operated by the Borrower or its Subsidiaries (other than any Foreign Subsidiary), the Borrower shall utilize, or shall cause its Subsidiaries (other than any Foreign Subsidiary) to utilize, its property and contractual rights as a prudent owner in an effort to identify and prevent the occurrence of any drainage of Hydrocarbons from the Oil and Gas Properties.

               (r) Total Collateral. Grant to the Collateral Agent, for the benefit of the Lenders, a perfected, first priority Lien on assets and property constituting at least 90% of the fair market value of the assets and properties of the Loan Parties (other than Foreign

                                     - 80 -

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Subsidiaries) as determined by the Collateral Agent. In connection with the foregoing, the Loan Parties shall, from time to time (and, in any event, immediately after the request by the Collateral Agent to do so), (A) execute and deliver to the Collateral Agent such amendments to the Mortgages, the Security Agreements, the Pledge Agreements or such other documents as the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected first priority Lien on assets and property of the Loan Parties (subject in priority solely to a Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable), (B) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral Agent, and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in clauses (A) and (B) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

               (s) Additional Collateral Reviews. The Borrower shall, from time to time upon the reasonable request of the Collateral Agent, take such actions and execute and deliver such documents and instruments as the Collateral Agent shall require to ensure that the Collateral Agent shall, at all times, have received satisfactory title reviews (including, if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to the Collateral Agent in its sole discretion and shall include opinions regarding the before payout and after payout ownership interests held by the Borrower and its Subsidiaries (other than Foreign Subsidiaries), for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of the Borrower and its Subsidiaries (other than Foreign Subsidiaries), and reflecting that the Collateral Agent has a perfected, first priority Lien on assets and property constituting at least 90% of the fair market value of the assets and properties of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) as determined by the Collateral Agent.

               (t) Hedging Agreements. The Borrower shall maintain in effect one or more Hedging Agreements with respect to its Hydrocarbon production with one or more counterparties rated at least investment grade by Moody's and S&P, or the equivalent by a rating agency acceptable to the Agents, or with a counterparty otherwise reasonably acceptable to the Agents, on terms and conditions satisfactory to the Agents with aggregate notional volumes of Hydrocarbons covered thereby of not less than 40% and not greater than 80% of the Borrower's aggregate estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding twelve calendar months on a rolling twelve calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent monthly report delivered pursuant to
Section 7.01(a)(vii); provided, however, that if average amount of Availability is less than $10,000,000 for a period of 60 days, the Agents, in their sole discretion, may increase the minimum 40% requirement coverage specified in this section up to an amount equal to 60%.

               (u)  Post-Closing Deliveries. The Borrower shall:

                    (i) on or prior to August 19, 2003, cause the Loan Parties' insurance provider to execute and deliver appropriate additional insured and loss payable

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endorsement certificates, in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Agents;

                    (ii) on or prior to August 21, 2003, cause the landlord of the Borrower's chief executive office, to execute and deliver a landlord waiver agreement, in form and substance reasonably satisfactory to the Collateral Agent;

                    (iii) on or prior to August 21, 2003, perfect the pledge of not less than 65% of the stock of each Foreign Subsidiaries in the jurisdiction of its formation, in form and substance reasonably satisfactory to the Collateral Agent;

                    (iv) on or prior to August 18, 2003, cause the Collection Account Bank to execute and deliver blocked account agreements or similar agreements, each in form and substance satisfactory to the Agents; and

                    (v) on or prior to August 20, 2003, deliver documentation satisfactory to the Agents evidencing the release and/or termination of the Liens of the Subordinated Noteholders.

          Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than the Foreign Subsidiaries) to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries (other than Foreign Subsidiaries) as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries (other than Foreign Subsidiaries) or assign or otherwise transfer, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Lenders and any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable.

               (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

               (c) Fundamental Changes; Dispositions. Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or

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sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                    (i) any wholly-owned Subsidiary of any Loan Party may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 60 days' prior written notice of such merger, consolidation or amalgamation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

                    (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets and (D) sell, dispose, abandon, farm-out or sublease Oil and Gas Properties not containing Proved Reserves in the ordinary course of business, provided that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (B) and (C) above, do not exceed $1,000,000 in the aggregate in any twelve-month period, (y) in the case of clause (D) above, do not exceed $100,000 in the aggregate in any twelve-month period and (z) in all cases, are paid to the Funding Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c)(iv).

               (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in
Section 6.01(l).

               (e) Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries (other than any of the Foreign Subsidiaries) to do any of the foregoing, except for: (i) investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) temporary loans and advances (x) by its Subsidiaries to it and by it to its Subsidiaries that are Loan Parties (other than loans and advances to the Foreign Subsidiaries), provided, that (I) such loans or advances are made in the ordinary course of business, (II) no Default or Event of Default exists at the time such loans or advances are made, and (II) the aggregate amount of such loans and advances for all Loan Parties and such Subsidiaries at any one time outstanding does not exceed $2,000,000, (iii) loans or advances to the Foreign Subsidiaries by the Borrower (x) existing on the Effective Date in an aggregate amount not exceeding $19,500,000 and (y) to be made by the Borrower after the Effective Date in an aggregate amount from the Effective Date not to exceed $7,500,000 (such loans and advances, the "Foreign Loans"), provided, that, (I) before and after giving effect to each such Foreign Loan (A) no Default or Event of Default exists, (B) the liabilities (including, without limitation, all production taxes and royalty or other lease payments) of the Loan Parties are current, (C) on February 28, 2004, the Total Revolving C Credit Commitment is not terminated pursuant to Section 2.05(a), (D) Availability is greater than $2,500,000, (E) such Foreign Loan is made in accordance with the Foreign Working Capital Budget, and (F) no other provision in this Agreement would be violated thereby and (II) the proceeds of such Foreign Loan are used to fund working capital of ATP UK related to its Oil and Gas Properties located in the jurisdiction of the United Kingdom commonly referred to as the UK Sector - North Sea and ATP Netherlands related to its Oil and Gas Properties located in the jurisdiction of the Netherlands commonly referred to as the Netherlands Sector - North Sea, (v) Permitted Investments, and (vi) Permitted Business Investments, provided, that (A) the aggregate amount of all such Permitted Business Investments does not in any calendar year exceed $5,000,000, and (B) before and after giving effect to each such Permitted Business Investment, (w) no Default or Event of Default exists, (x) the excess of the Borrowing Base over the sum of the aggregate outstanding principal amount of all Revolving Loans and all Letter of Credit Obligations would be $2,500,000 or greater, (y) the liabilities (including, without limitation, all production taxes and royalty or other lease payments) of the Loan Parties are current and (z) no other provisions of this Agreement would be violated thereby.

               (f) Lease Obligations. (i) Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (x) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, (y) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations for property other than Oil and Gas Properties which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 7.02, and (B) Operating Lease Obligations for property other than Oil and Gas Properties which would not cause the aggregate amount of all such Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed $100,000 or (z) for the payment of rent or hire of Oil and Gas Properties of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations constituting a Disposition permitted under Section 7.02(c)(ii)), under leases or lease agreements which would cause the aggregate amount of all payments made by such Person pursuant to such leases or lease agreements to exceed $200,000, in any period of twelve consecutive calendar months in the aggregate.

               (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, (i) any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by (x) the Loan Parties and their Subsidiaries (other than any of the Foreign Subsidiaries) to exceed $72,000,000 in Fiscal Year 2003 and $43,000,000 in any fiscal quarter of Fiscal Year 2003, and (y) the Loan Parties and their Subsidiaries to exceed $86,000,000 in Fiscal Year 2003 and $52,000,000 in any fiscal quarter of Fiscal Year 2003; and (ii) any Capital Expenditures (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by (x) the Loan Parties and their Subsidiaries (other than any of the Foreign Subsidiaries) to exceed 110% of the amount budgeted by the Loan Parties and their Subsidiaries (other than any of the Foreign Subsidiaries) in the financial projections required to be delivered by the Borrower pursuant to Section 7.01(a)(ix)(A) for each Fiscal Year after 2003 and 60% of such amount in any fiscal quarter of the applicable Fiscal Year, and (y) the Loan Parties and their Subsidiaries to exceed 110% of the amount budgeted for the Loan Parties and their Subsidiaries in the financial projections required to be delivered by the Borrower pursuant to Section 7.01(a)(ix)(A) for each Fiscal Year after 2003 and 60% of such amount in any fiscal quarter of the applicable Fiscal Year. Notwithstanding the foregoing, the Borrower and its Subsidiaries may not at any time make any Capital Expenditures to fund expenditures solely for purposes of exploration of unproved reserves.

               (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of the Borrower may pay dividends to the Borrower, (B) the Borrower may pay dividends in the form of common Capital Stock, and (C) any Loan Party may pay its employees salary or expenses pursuant to an employment arrangement or agreement entered into in the ordinary course of business consistent with past practice, provided that, in each case of clauses (A) and (B) above, at the election of the Collateral Agent, which the Collateral Agent may and, upon the direction of the Required Lenders, shall make by notice to the Borrower, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment or, if either immediately before or after giving effect to any such payment, the Loans and Letter of Credit Obligations exceed the Borrowing Base.

               (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

               (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

               (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                         (A) this Agreement and the other Loan Documents;

                         (B) any agreements in effect on the date of this Agreement and described on Schedule 7.02(k);

                         (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                         (D) in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

                         (E) in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto; or

                         (F) any agreement related to a secured credit facility of any Foreign Subsidiary; provided, however, that such agreement or other documents related thereto shall not have any such encumbrance or restriction described in clauses (i) through (iv) above if the Foreign Subsidiaries have not repaid to the Borrower the aggregate principal amount of the Foreign Loans plus all accrued interest thereon.

               (l) Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants; provided, however, that the Borrower may issue or sell or enter into any agreement or arrangement for the issuance or sale of additional shares of its Capital Stock that is of a class currently traded on a national securities exchange in a public offering pursuant to a registration statement that has been or will be filed with, and declared effective by, the SEC (a "Secondary Public Offering").

               (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that (x) either individually or in the aggregate, could not have a Material Adverse Effect or
(y) increases its authorized capital in connection with a Secondary Public Offering.

               (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

               (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business; provided, however, in no event shall any such discount, allowance or credit exceed $50,000 in the aggregate and no such extension of the time for payment extend beyond 30 days from the original due date thereof.

               (p) Properties. Permit any property to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a valid and perfected, first priority Lien, subject in priority solely in respect of any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable.

               (q) ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

               (r) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

               (s) Certain Agreements. Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.

               (t) Forward Sales. Except in accordance with ordinary practice in the Oil and Gas Business, enter into or permit to exist any advance payment agreement or other arrangement pursuant to which the Borrower or any of its Subsidiaries, having received full or substantial payment of the purchase price for a specified quantity of Hydrocarbons upon entering the date of such agreement or arrangement, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons pursuant to and during the terms of such agreement or arrangement.

               (u) Hedging Agreements. At any time, enter into or maintain in effect Hedging Agreements other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate the management of its liabilities or exposures and/or hedge against changes resulting from market conditions related to the Borrower's oil and gas operations and not otherwise in violation of Section 7.01(t) and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

               (v) Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any Subsidiary (other than any Foreign Subsidiary) to create, incur, assume or suffer to exist any Lien, in favor of any of the Agents, the Lenders under the Loan Documents and their respective assignees under the Loan Documents or any Person refinancing all or a portion of the Commitments hereunder, upon any of its property, assets or revenues, whether now owned or hereafter acquired.

               (w) Oil and Gas Imbalances. Enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) or will hereafter allow gas imbalances, take-or-pay or other prepayment with respect to their Oil and Gas Properties which would require any Loan Party to deliver Hydrocarbons produced from Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, two percent of the current aggregate monthly gas production for such monthly period from the Oil and Gas Properties.

               (x) Reserves. On February 28, 2004, the Borrower's Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves shall contain not less than 120 bcfe and the Borrower's Proved Developed Producing Reserves shall contain not less than 40 bcfe.

          Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan, Reimbursement Obligation, Letter of Credit Obligation or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

               (a) Total Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA of the Borrower and its Subsidiaries as of the end of any fiscal month for the immediately preceding 12 fiscal month period of the Borrower and its Subsidiaries for which the last fiscal month ends on a date set forth below to be greater than the applicable ratio set forth below:

Fiscal Month End                      Ratio
---------------------------------     ----------
September 30, 2003                    2.5 to 1.0
October 31, 2003                      2.5 to 1.0
November 30, 2003                     2.5 to 1.0
December 31, 2003                     2.5 to 1.0
January 31, 2004 and thereafter       2.0 to 1.0

               (b) Domestic Leverage Ratio. Permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA of the Borrower and its Subsidiaries (in each case, other than the Foreign Subsidiaries) as of the end of any fiscal month for the immediately preceding 12 fiscal month period of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) for which the last fiscal month ends on a date set forth below to be greater than the applicable ratio set forth below:

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Fiscal Month End                      Ratio
---------------------------------     ----------
September 30, 2003                    2.5 to 1.0
October 31, 2003                      2.5 to 1.0
November 30, 2003                     2.5 to 1.0
December 31, 2003                     2.5 to 1.0
January 31, 2004 and thereafter       2.0 to 1.0

               (c) Interest Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to the Consolidated Total Interest Expense of the Borrower and its Subsidiaries as of the end of any fiscal month for the immediately preceding 12 fiscal month period of the Borrower and its Subsidiaries to be less than 3.0 to 1.0.

               (d) Senior Coverage Ratio. Permit the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) to the Consolidated Total Interest Expense of the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) as of the end of any fiscal month for the immediately preceding 12 fiscal month period to be less than 3.0 to 1.0.

               (e) Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower and its Subsidiaries as of the end of any fiscal month for the immediately preceding 12 fiscal month which the last fiscal month ends on a date set forth below to be less than the amount set forth below:

Fiscal Month End                      Consolidated EBITDA
---------------------------------     -------------------
July 31, 2003                         $        42,908,000
August 31, 2003                       $        44,846,000
September 30, 2003                    $        48,306,000
October 31, 2003                      $        51,290,000
November 30, 2003                     $        56,563,000
December 31, 2003                     $        61,334,000
January 31, 2004                      $        61,334,000
February 28, 2004                     $        61,334,000
March 31, 2004                        $        61,334,000
April 30, 2004                        $        75,000,000
May 31, 2004                          $        75,000,000
June 30, 204                          $        75,000,000
July 31, 2004                         $        75,000,000
August 31, 2004 and thereafter        $        80,000,000

               (f) Liquidity. Permit an amount equal to the sum of (x) Cash and Cash Equivalents and Permitted Investments in the accounts specified in Section
8.01 and (y) the amount of Availability, to be less than $2,500,000 in the aggregate at any time.

               (g) Current Ratio. Permit the ratio of current assets (which shall include an amount equal to the principal amount of Loans available to be borrowed by the Borrower under this Agreement, but shall exclude an amount equal to any increase (but not decrease) resulting from the application of FASB 133 and FASB 143) to current liabilities (excluding (i) all Indebtedness and accrued interest expense otherwise included as current liabilities and (ii) an amount equal to any increase (but not decrease) in current liabilities resulting from the application of FASB 133 and FASB 143) to be less than 1.0 to 1.0 at the end of any fiscal quarter of the Borrower.

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

          Section 8.01 Collection of Accounts Receivable; Management of Collateral. (a) On or prior to the Effective Date, the Loan Parties shall assist the Funding Agent in establishing, and, during the term of this Agreement, maintaining, one or more blocked accounts in the name of the Funding Agent (for the benefit of the Borrower) and identified on Schedule 8.01 hereto (collectively, the "Collection Accounts") with the financial institutions set forth on Schedule 8.01 hereto or such other financial institutions selected by the Loan Parties and acceptable to the Funding Agent in its sole discretion (each being referred to as a "Collection Account Bank"). If any Account Debtor of the Loan Parties remits payments by wire transfer or by Automated Clearing House, Inc. and does not remit such payments into a Collection Account, the Loan Parties shall irrevocably instruct such Account Debtor, with respect to Accounts Receivable of the Loan Parties, to remit all payments made by wire transfer or by Automated Clearing House, Inc. payment to a Collection Account or into another account as may be directed by the Funding Agent. All Collections received directly by the Loan Parties from any of their Account Debtors shall be held by the Loan Parties in trust for the Agents and the Lenders and, upon receipt by the Borrower, be deposited by the Loan Parties in original form, no later than the next Business Day after receipt thereof, into a Collection Account. Each Collection Account Bank shall deposit and/or credit all amounts received by it into the Collection Account at such Collection Account Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. The Loan Parties shall not commingle any Collections with the Loan Parties' own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. Until the Funding Agent shall advise the Loan Parties to the contrary after the occurrence and during the continuance of a Specified Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for and on the Funding Agent's benefit and behalf, but at the Loan Parties' expense, and such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of a Specified Event of Default. Subject to Section 2.05 and prior to the occurrence of a Specified Event of Default, the Loan Parties may use the proceeds of Collateral in the ordinary course of business. After the occurrence and during the continuance of a Specified Event of Default or pursuant to the provisions of
Section 2.05(c)(vi) with respect to proceeds subject to a Reinvestment Certificate, at the election of any Agent, upon its sole and absolute discretion, or at the request of the Required Lenders, all funds received in the Collection Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Funding Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Funding Agent. No checks, drafts or other instruments received by the Funding Agent shall constitute final payment to the Funding Agent unless and until such checks, drafts or instruments have actually been collected.

               (b) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(o).

               (c) Each Loan Party hereby appoints each Agent or its designee on behalf of such Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

               (d) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

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               (e)  If any Account Receivable includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

               (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

          Section 8.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Agents may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' customers' credit, the Loan Parties will promptly advise the Agents thereof.

          Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and other Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the

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Agents, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) such Loan Party shall immediately notify the Agents if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (j) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) such Loan Party shall conduct a physical count of its Inventory at such intervals as any Agent may request and such Loan Party shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

          Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

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

          Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

               (a) the Borrower shall fail to pay any principal of or interest on any Loan, any Collateral Agent Advance, any Reimbursement Obligation or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

               (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent, any Lender or the L/C Issuer pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

               (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) clauses (a), (b), (c), (d), (f), (h),
(j), (l), (m), (n), (o), (p), (r) and (s) of Section 7.01, Section 7.02, Section
7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party, any Pledge Agreement to which it is a party or any Mortgage to which it is a party or (ii) clauses (e), (g), (i), (k) or (q) of Section 7.01 and such failure, if capable of being remedied, shall remain unremedied for 10 days after the date such failure occurs;

               (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

               (e) any Loan Party shall fail to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement), to the extent that the aggregate principal amount of all such Indebtedness exceeds $250,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

               (f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

               (g) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

               (i) any Security Agreement, any Pledge Agreement, any Mortgage, any Assignment Document or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

               (j) any bank at which any deposit account, blocked account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party;

               (k) one or more judgments or orders for the payment of money exceeding $100,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, or the amount of such judgment or order;

               (l) any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than 15 days;

               (m) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

               (n) any cessation of a substantial part of the business of any Loan Party for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis;

               (o) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

               (p) the indictment or the threatened indictment of any Loan Party under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

               (q) any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $50,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $50,000;

               (r) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $50,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Internal Revenue Code, the liability is in excess of such amount);

               (s) any Loan Party shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

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

               (t)  a Change of Control shall have occurred;

               (u) title of the Borrower or any of its Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages, or any material part thereof, shall become the subject matter of any litigation before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect with respect to such Person's title to such Oil and Gas Properties; or

               (v) an event or development occurs which could reasonably be expected to have a Material Adverse Effect;

          then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans and Reimbursement Obligations then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans and Reimbursement Obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party. Upon demand by the Funding Agent after the occurrence and during the continuation of any Event of Default, the Borrower shall deposit with the Funding Agent with respect to each Letter of Credit then outstanding cash in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Funding Agent in an account under the sole and exclusive control of the Funding Agent for the benefit of the Funding Agent and/or the L/C Issuer as security for, and to provide for the payment of, the Letter of Credit Obligations.

                                    ARTICLE X

                                     AGENTS

          Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its acceptance thereof) hereby irrevocably appoints and authorizes the Funding Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to

                                     - 99 -

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be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders;
(iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters;
(iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

          Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a

Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

          Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 11.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

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          Section 10.04  Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

          Section 10.05 Indemnification. To the extent that any Agent or the L/C Issuer is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent and the L/C Issuer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or the L/C Issuer in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent or the L/C Issuer under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's or the L/C Issuer's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

          Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Revolving Credit Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

          Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least 30 Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

               (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

               (c) If a successor Agent shall not have been so appointed within said 30 Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

          Section 10.08  Collateral Matters.

               (a) Any Agent may from time to time make such disbursements and advances ("Agent Advances") which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans, Reimbursement Obligations, Letter of Credit Obligations and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section
11.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. Any Agent making an Agent Advance shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to such Agent, upon such Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to such Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

               (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Loans, Reimbursement Obligations, Letter of Credit Obligations, and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 10.08(b).

               (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral

Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

               (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

          Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Funding Agent or any Lender obtain possession or control of any such Collateral, the Funding Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:

          ATP Oil & Gas Corporation
          4600 Post Oak Place
          Suite 200
          Houston, Texas  77027

          Attention:  Chief Financial Officer
          Telephone:  713-622-3311
          Telecopier: 713-622-5101

          with a copy to:

          ATP Oil & Gas Corporation
          4600 Post Oak Place
          Suite 200
          Houston, Texas  77027
          Attention:  General Counsel
          Telephone:  713-622-3311
          Telecopier: 713-622-0289

          if to the Funding Agent, to it at the following addresses:

          Wells Fargo Foothill, Inc.
          400 North Park Town Center
          1000 Abernathy Road
          Suite 1450
          Atlanta, Georgia  30328
          Attention:  Business Finance Division Manager
          Telephone:  770-508-1300
          Telecopier: 770-508-1375

          and

          Wells Fargo Foothill, Inc.
          2450 Colorado Avenue
          Suite 3000
          Santa Monica, California  90404
          Attention:  Structured Finance Division Manager
          Telephone:  310-453-7300
          Telecopier: 310-453-7442

          with a copy to:

          Paul, Hastings, Janofsky & Walker LLP
          515 South Flower Street, 25/th/ Floor
          Los Angeles, California  90071
          Attention:  John Francis Hilson, Esq.
          Telephone:  213-683-6300
          Telecopier: 213-996-3300
          if to the Collateral Agent, to it at the following address:

          Before September 2, 2003
          ------------------------
          Ableco Finance LLC
          450 Park Avenue, 28/th/ Floor
          New York, New York  10022
          Attention:  Mr. Kevin P. Genda
          Telephone:  212-891-2100
          Telecopier: 212-891-1541

          On and after September 2, 2003
          ------------------------------
          Ableco Finance LLC
          299 Park Avenue, 23/th/ Floor
          New York, New York  10171
          Telephone:  212-891-2100
          Telecopier: to be determined

          in each case, with a copy to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York  10022
          Attention:  Paul E. Weber, Esq.
          Telephone:  212-756-2000
          Telecopier: 212-593-5955

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to Article II and Article III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.

          Section 11.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Revolving Credit Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Guarantor, (vi) amend, modify or waive Section 4.04 or this Section 11.02, (vii) amend the definitions of "Availability" "Final Maturity Date", "Revolving Loan Obligations", "Required Lenders", and "Pro Rata Share" or (viii) amend the definitions of "Borrowing Base", "PV-10", "Proved Developed Producing Reserves", "Proved Developed Non-Producing Reserves", "Proved Undeveloped Reserves", "Proved Reserves", "NYMEX Strip Price", "Reserve Report" and "Basis Differential" that would result in an increase of the Borrowing Base (or in any definition contained in this Agreement used in connection with the definition of the foregoing terms that would result in an increase in the Borrowing Base) in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

               (b) The Funding Agent and Foothill, in its capacity as a Lender, on the one hand, and the Collateral Agent, the Administrative Agent and Ableco and its Affiliates, in its capacity as a Lender, on the other hand, have executed an agreement on the Effective Date pursuant to which the Funding Agent, Foothill, the Collateral Agent, the Administrative Agent and Ableco and its Affiliates have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Funding Agent, Foothill, the Collateral Agent, the Administrative Agent and Ableco and its Affiliates, with respect to such matters, are subject to such agreement.

          Section 11.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

          Section 11.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to

Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing described in clauses (a) through (m) hereof , (k) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions,
(y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than broker fees incurred by any Agent or Lender, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

          Section 11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 11.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents in law or otherwise.

          Section 11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 11.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

               (b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of Letter of Credit Obligations); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or Related Fund), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund) and (iii) no written consent of the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                    (i) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                    (ii) The Collateral Agent shall, on behalf of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable Register.

                    (iii) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                    (iv) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                    (v) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                    (vi) Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall provide the Agents and the Lender with a completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Loan.

               (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Letter of Credit Obligations, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 4.05 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

          Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          Section 11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          Section 11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK, OR SUCH OTHER AGENT AS MAY BE ACCEPTABLE TO THE AGENTS, AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN
Section 11.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, OR SUCH OTHER AGENT AS MAY BE ACCEPTABLE TO THE AGENTS, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          Section 11.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          Section 11.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

          Section 11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

          Section 11.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.

          Section 11.15  Indemnification.

               (a) General Indemnity. In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower or the L/C Issuer's issuing of Letters of Credit for the account of the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (b) Environmental Indemnity. Without limiting Section 11.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) any violations of Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest;
(iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in
Section 6.01(r) or the breach of any covenant made by the Loan Parties in
Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

               (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this
Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

          Section 11.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Unused Line Fee, the Letter of Credit Fee and the fees set forth in the Fee Letter, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

          Section 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 11.07 hereof.

          Section 11.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations

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

(or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 11.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 11.18.

          For purposes of this Section 11.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

          The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

          Section 11.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender,
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or
(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 11.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; provided that the each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

          Section 11.20 No Novation. This Second Amended and Restated Financing Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Obligations or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Second Amended and Restated Financing Agreement shall be construed as a release or other discharge of the Borrower, any Guarantor or any other Loan Party under the Existing Credit Agreement (including the Security Agreements, the Pledge Agreements and the Guaranties) from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Loan Party" thereunder. The Borrower and each other Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Second Amended and Restated Financing Agreement all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Second Amended and Restated Financing Agreement; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Borrower, the Guarantors or any other Loan Party from time to time existing in respect of the Existing Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

          Section 11.21 Dutch Security Agreement. (a) Notwithstanding anything contained in this Agreement and the other Loan Documents and solely for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted under or pursuant to (a) the security agreements governed by the laws of The Netherlands (the "Dutch Security Agreements"), each of the Lenders and the other parties hereto hereby acknowledges and consents to (i) the Loan Parties that are party to the Dutch Security Agreements undertaking therein to pay to the Collateral Agent, in its individual capacity and not as agent, representative or trustee, amounts which are equal to and in the currency of the Principal Obligations (as will be defined in the Dutch Security Agreements) from time to time due in accordance with the terms of the Principal Obligations (such payment undertaking and the obligations and liabilities resulting therefrom, as more fully described in the Dutch Security Agreements, the "Parallel Debt"), and (ii) the security rights contemplated by the Dutch Security Agreements being granted in favor of the Collateral Agent in its individual capacity as security for its claims under the Parallel Debt.

               (b) The Lenders and the other parties hereto agree that the Parallel Debt is a claim of the Collateral Agent which is separate and independent from, and without prejudice to, the claims of the Lenders in respect of the Principal Obligations, and neither such claim nor the security rights as contemplated by the Dutch Security Agreements are held jointly with the Lenders, provided that to the extent any amount is paid to and received by the Collateral Agent in payment of the Parallel Debt, the total amount due and payable in respect of the Principal Obligations shall be decreased as if such amount were received by the Lenders or any of them in payment of the corresponding Principal Obligations. The Collateral Agent, acting in its individual capacity, hereby agrees to apply all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Dutch Security Agreements or otherwise in satisfaction in whole or in part of the Parallel Debt, mutatis mutandis, in accordance with the provisions of this Agreement and the other Loan Documents.

          Section 11.22 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:
                                        --------

                                        ATP OIL & GAS CORPORATION


                                        By: /s/ Albert L. Reese, Jr.
                                           -------------------------------------
                                           Name:  Albert L. Reese, Jr.
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                        GUARANTOR:
                                        ---------

                                        ATP ENERGY, INC.


                                        By: /s/ Albert L. Reese, Jr.
                                           -------------------------------------
                                           Name:  Albert L. Reese, Jr.
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                        COLLATERAL AGENT AND LENDER:
                                        ---------------------------

                                        ABLECO FINANCE LLC


                                        By: /s/ Kevin P. Genda
                                           -------------------------------------
                                           Name:  Kevin P. Genda
                                           Title: Senior Vice President


                                        FUNDING AGENT AND LENDER:
                                        ------------------------

                                        WELLS FARGO FOOTHILL, INC.


                                        By: /s/ Phyliss Hasen
                                           -------------------------------------
                                           Name:  Phyliss Hasen
                                           Title: Vice President